Exhibit 4.4.1

PFPC INC. RETIREMENT SAVINGS PLAN

(Effective as of July 1, 2004)

PFPC INC. RETIREMENT SAVINGS PLAN

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1.37	Plan	8
1.38	Plan Administrator	8
1.39	Plan Manager	8
1.40	Plan Year	8
1.41	Prior Employee After-tax Contribution Account	8
1.42	Prior Employee Pre-tax Contribution Account	8
1.43	Prior Plan Account	8
1.44	Prior Profit Sharing Account	9
1.45	Related Entity	9
1.46	Retirement	9
1.47	Rollover Contribution	9
1.48	Rollover Contribution Account	9
1.49	Salaried Employee	9
1.50	Service	10
1.51	Severance of Service	10
1.52	Spouse	10
1.53	Trust	10
1.54	Trust Agreement	11
1.55	Trust Fund	11
1.56	Trustee	11
1.57	Valuation Date	11
1.58	Year of Eligibility Service	11
1.59	Year of Vesting Service	11

ARTICLE II	PARTICIPATION IN THE PLAN	12

2.1	Enrollment in Plan	12
2.2	Designation of Beneficiaries	13

ARTICLE III	CONTRIBUTIONS	15

3.1	Employer Basic Contributions	15
3.2	Employer Transitional Contributions	16
3.3	Employer Elective Contributions	16
3.4	Employee Catch-up Contributions	17
3.5	Employer Matching Contributions	17
3.6	Rollover Contributions	19

ARTICLE IV	PARTICIPANT ACCOUNTS	20

4.1	Maintenance of Accounts	20

ARTICLE V	VESTING	21

5.1	Vesting	21
5.2	Allocation of Forfeitures	21

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5.3	Reinstatement of Forfeitures	21

ARTICLE VI	INVESTMENT OPTIONS	22

6.1	Participant Investment Elections	22
6.2	Other Restrictions on Availability of Investment Funds	23
6.3	Records	23
6.4	Participant Interest in Trust Fund	23
6.5	Valuation of Investment Funds	23
6.6	Allocation of Expenses	24
6.7	Allocation of Earnings and Losses	24

ARTICLE VII	LIMITATIONS ON CONTRIBUTIONS	25

7.1	Maximum Amount of Employer Elective Contributions	25
7.2	Deductibility	26
7.3	Limitation on Annual Additions	26
7.4	Actual Deferral Percentage Test	27
7.5	Actual Contribution Percentage Test	30

ARTICLE VIII	DISTRIBUTION OF BENEFITS	33

8.1	Time of Distribution	33
8.2	Minimum Distributions	33
8.3	Latest Commencement of Benefits	40
8.4	Method of Payment	40
8.5	Medium of Distribution	40
8.6	Payment to Minors and Incompetents	40
8.7	Direct Rollover Provisions	41

ARTICLE IX	IN-SERVICE WITHDRAWALS DURING EMPLOYMENT	43

9.1	Regular Withdrawals	43
9.2	Hardship Withdrawals	43
9.3	Funding of Withdrawals	45

ARTICLE X	LOANS TO PARTICIPANTS	47

10.1	Authorization of Loans	47
10.2	Loan Amount	47
10.3	Loan Term	47
10.4	Number of Loans	48
10.5	Funding of Loans	48
10.6	Interest Rate	48
10.7	Repayment	48
10.8	Default	49

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10.9	Collateral	49
10.10	Termination of Employment	50

ARTICLE XI	ALLOCATION OF FIDUCIARY RESPONSIBILITIES AND DUTIES	51

11.1	Corporation	51
11.2	Administrative Committee	51
11.3	Trustee	51
11.4	Investment Managers	52
11.5	No Joint Fiduciary Responsibilities	53

ARTICLE XII	ADMINISTRATION OF PLAN	54

12.1	Administrative Committee	54
12.2	Duties and Powers	54
12.3	Plan Manager	55
12.4	Standard of Conduct	55
12.5	Delegation	56
12.6	Meetings	56
12.7	Rules and Decisions	56
12.8	Compensation and Payment of Expenses	57
12.9	Insurance	57
12.10	Resignation and Removal	57
12.11	Disqualification	58
12.12	Claims Procedure	58

ARTICLE XIII	PARTICIPATING EMPLOYERS	62

13.1	Adoption of Plan by Participating Employers	62
13.2	Actions by Subsidiaries or Affiliates	62
13.3	Corporation Amends on Behalf of All Employers	62
13.4	Any Employer May Terminate	62

ARTICLE XIV	AMENDMENT, MERGER AND TERMINATION	63

14.1	Amendment	63
14.2	Merger and Consolidation of Plan; Transfer of Plan Assets	63
14.3	Discontinuance of Contributions and Termination of Plan	64

ARTICLE XV	MISCELLANEOUS	65

15.1	Exclusive Benefit of Participants and Beneficiaries	65
15.2	Employment Rights	66
15.3	Spendthrift Clause	67
15.4	Employer’s Successor	67
15.5	Legal Actions	67

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15.6	Power to Interplead	68
15.7	Unclaimed Amounts	68
15.8	Construction of Plan	68
15.9	USERRA and Code Section 414(u) Compliance	69

ARTICLE XVI	TOP HEAVY PROVISIONS	70

16.1	Definitions of Terms Used in This Article XVI	70
16.2	Determination of Top Heavy and Super Top Heavy Status	73
16.3	Right to Participate in Allocation of Employer’s Contributions	73
16.4	Minimum Employer Contribution Allocation	74
16.5	Modification of Top Heavy Rules	75

ARTICLE XVII	EMPLOYEE STOCK OWNERSHIP PLAN	76

17.1	Definitions of Terms Used in This Article XVII	76
17.2	Effective Date of ESOP	76
17.3	Participating Employer Contributions	77
17.4	Participant Contributions	78
17.5	Investment of ESOP Assets	78
17.6	Purchases of Corporation Stock	78
17.7	Sales of Corporation Stock	78
17.8	Exempt Loans	79
17.9	Allocations to Participants’ Accounts	82
17.10	Allocable Shares	83
17.11	Accounting for Allocations	84
17.12	Form of Distribution	85
17.13	Voting Corporation Stock	85
17.14	Dividend Election	85

ANNEX I	PAY CODES

ANNEX II	PARTICIPATING EMPLOYERS

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PFPC INC. RETIREMENT SAVINGS PLAN

INTRODUCTORY STATEMENT

The PNC Financial Services Group, Inc., a Pennsylvania corporation (the “Corporation”), sponsors the PFPC Inc. Retirement Savings Plan (the “Plan”) for the benefit of eligible employees of the Corporation’s subsidiary PFPC Inc. and certain other participating employers. The Plan is established effective July 1, 2004 and is formed by the transfer of assets from The PNC Financial Services Group, Inc. Incentive Savings Plan.

ARTICLE I

DEFINITIONS

The following words and phrases have the following meanings, unless a different meaning clearly is required by the context.

1.1 “Account” means collectively a Participant’s Employer Basic Contribution Account, Employer Transitional Contribution Account, Employee Elective Contribution Account, Employee Catch-up Contribution Account, Employer Matching Contribution Account, Rollover Contribution Account, Prior Profit Sharing Account, Prior Employee After-tax Contribution Account, Prior Employee Pre-tax Contribution Account, ISP Matching Contribution Account and Prior Plan Account.

1.2 “Administrative Committee” means the committee appointed by the Chief Executive Officer of the Corporation or its delegate to administer the Plan.

1.3 “Beneficiary” means the person or persons or trust or estate designated by a Participant under Section 2.2 of the Plan.

1.4 “Board” means the board of directors of the Corporation.

1.5 “Code” means the Internal Revenue Code of 1986, as amended.

1.6 “Compensation” means the total compensation received by a Participant from the Employer, including wages, salaries, commissions and fees for professional services actually rendered in the course of employment with the Employer. Compensation includes any salary reductions provided for under Code Sections 125, 132, 402(a)(8) and 402(h), including, but not limited to, Employee Elective Contributions and Employee Catch-up Contributions. Annex I contains a list of all pay codes that are treated as Compensation.

Compensation does not include severance pay, Employer Basic Contributions, Employer Transitional Contributions or Employer Matching Contributions, and does not include employer contributions to any other pension plan or any welfare plan. Compensation does not include any amounts imputed into a Participant’s gross income for federal income tax purposes by a provision of the Code, including, but not limited to: (i) any amounts required to be reported as wages on a Participant’s Form W-2 as a result of Employee expense reimbursements (such as moving expenses); (ii) director’s fees; (iii) amounts realized under Code Section 83 from the transfer of property, except to the extent includible in income pursuant to the election described in Code Section 83(b); (iv) amounts realized from the exercise of a nonqualified stock option or when restricted stock (or property) held by the Participant either becomes freely transferable or is no longer subject to a substantial risk of forfeiture; (v) payments from a plan of deferred compensation not qualified under Code Section 401(a); (vi) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and (vii) payments made by an Employer for group-term life insurance, hospitalization and like benefits, but only to the extent that the amount are not paid by the Employer on behalf of a Participant pursuant to the Participant’s salary deferral election under a cafeteria plan described in Code Section 125. Compensation does not include any amounts paid as gross-up payments.

A Participant’s Compensation shall not exceed $205,000, as adjusted for cost-of-living increases in accordance with Section 401(a)(17) of the Code. Compensation means Compensation during the Plan Year or such other consecutive 12-month period over which Compensation is otherwise determined under the Plan (the “determination period”). The cost-of-living adjustment in effect for a calendar year applies to Compensation for the determination period that begins with or within such calendar year.

1.7 “Corporation” means The PNC Financial Services Group, Inc.

1.8 “Corporation Stock” means the common stock of The PNC Financial Services Group, Inc.

1.9 “Disability” means a medically determinable physical condition of such severity and probable prolonged duration as to entitle a Participant to receive disability payments under a long-term disability income plan maintained by an Employer with respect to that Employee. For Employees not covered by such a plan, Disability means a determination by the Social Security Administration that the Participant has a disability. The definition of Disability contained in this Plan shall have no impact or effect on any determination regarding disability made under any other employee benefit plan of the Employer.

1.10 “Effective Date” means July 1, 2004.

1.11 “Elective Contribution Agreement” means the agreement whereby an Eligible Employee elects to defer a portion of Compensation under the procedures set forth in Article III.

1.12 “Eligible Employee” means an Employee who has: (i) attained age 21; and (ii) in the case of a Salaried Employee, completed six consecutive months of service with the Employer or a Related Entity on an elapsed time basis, or, in the case of an Hourly Employee, completed one Year of Eligibility Service with the Employer or a Related Entity. Eligible Employee does not include: (i) leased employees (which, in accordance with Code Section 414(n), means any person (other than an employee of the recipient) who pursuant to an agreement between the recipient and any other person has performed services for the recipient (or for the recipient and related persons determined in accordance with Section 414(n)(6) of the Code) on a substantially full-time basis for a period of at least one year, and such services are performed under primary direction or control by the recipient); (ii) interns; (iii) temporary employees or employees who are reclassified from another classification to temporary employees; and (iv) employees with no U.S. source income.

1.13 “Employee” means any person who is paid on an hourly basis or salary basis by the Employer for services rendered to the Employer. Employee does not include: (i) any individual who is covered by a collective bargaining agreement where retirement benefits were the subject of good faith bargaining shall, unless the collective bargaining agreement provides for the individual’s inclusion in this Plan; (ii) any person who is receiving only a pension or severance pay from an Employer; (iii) any individual hired and classified by the Employer as an independent contractor, or who receives compensation by way of fee under contract, written or otherwise, even if misclassified by the Employer as subsequently determined in a judicial or administrative proceeding; or (iv) a director of an Employer who is not an officer or otherwise an employee of an Employer without regard to such individual’s status for tax or any other purpose.

1.14 “Employee Catch-up Contribution” means the amount contributed by the Employer under Section 3.4 of the Plan.

1.15 “Employee Catch-up Contribution Account” means the sub-account used to record a Participant’s interest in the Plan attributable to Employee Catch-up Contributions and catch-up contributions made under another plan that were merged into this Plan.

1.16 “Employee Elective Contribution” means the amount contributed by the Employer under Section 3.3 of the Plan.

1.17 “Employee Elective Contribution Account” means the sub-account used to record a Participant’s interest in the Plan attributable to Employee Elective Contributions and pre-tax contributions made under another plan that were merged into this Plan.

1.18 “Employer” means PFPC Inc. and any Participating Employer.

1.19 “Employer Basic Contribution” means the amount contributed by the Employer under Section 3.1 of the Plan.

1.20 “Employer Basic Contribution Account” means the sub-account used to record a Participant’s interest in the Plan attributable to Employer Basic Contributions.

1.21 “Employer Matching Contribution” means the amount contributed by the Employer under Section 3.5 of the Plan.

1.22 “Employer Matching Contribution Account” means the sub-account used to record a Participant’s interest in the Plan attributable to Employer Matching Contributions. The Employer Matching Contribution Account includes a sub-account to record dividends paid on Corporation Stock held in the Employer Matching Contribution Account.

1.23 “Employer Transitional Contribution” means the amount contributed by the Employer under Section 3.2 of the Plan.

1.24 “Employer Transitional Contribution Account” means the sub-account used to record a Participant’s interest in the Plan attributable to Employer Transitional Contributions.

1.25 “Entry Date” means the first day of each calendar month.

1.26 “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

1.27 “Highly Compensated Employee” means an Employee who (i) performs service for the Employer during the Plan Year for which the determination of who is highly compensated is being made (the “determination year”) or the 12-month period immediately preceding the Plan Year (the “look-back year”) and who was, or is, a five percent owner (as defined in Code Section 416(i)(1)) or (ii) for the look-back year received compensation (as defined in Plan Section 7.3(a)) in excess of $80,000 (as adjusted by the Secretary of the Treasury or by statute) and for such year was a member of the “top-paid group” (as defined below).

The “top-paid group” consists of the top 20 percent of Employees ranked on the basis of compensation received during the look-back year. For purposes of determining the number of Employees in the top-paid group, employees described in Code Section 414(q)(5) and Q&A-9(b) of Treasury Regulation Section 1.414(q)-1T are excluded.

A Highly Compensated Employee includes any Employee who separated from service (or was deemed to have separated) prior to the determination year, performed no service for the employer during the determination year, and was a highly compensated active Employee for either the separation year or any determination year ending on or after the Employee’s 55th birthday.

Employers aggregated under Code Sections 414(b), (c), (m) or (o) are treated as a single employer for purposes of the determination of who is a Highly Compensated Employee.

1.28 “Hourly Employee” means an Employee who is paid on an hourly basis.

1.29 “Hour of Service” means, in accordance with Department of Labor Regulation Section 2530.200b-2, each hour for which an Employee is directly or indirectly paid, or entitled to be paid by an Employer, regardless of whether employment duties are performed, and each hour for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to by an Employer. These hours shall be credited to an Employee for the computation period during which the Employee’s employment duties were performed, but in the event a payment is made or due for a reason other than the performance of duties, hours shall be credited for the computation period during which the absence from work occurred.

1.30 “Investment Fund” means any of the funds in which a Participant may direct the investment of the Participant’s Account.

1.31 “ISP” means The PNC Financial Services Group, Inc. Incentive Savings Plan.

1.32 “ISP Matching Contribution Account” means the sub-account used to record a Participant’s interest in the Plan attributable to matching contributions made under the ISP that were merged into this Plan.

1.33 “Non-highly Compensated Employee” means an Employee who is not a Highly Compensated Employee.

1.34 “Participant” means an Eligible Employee who has become a participant in the Plan under Section 2.1 of the Plan.

1.35 “Participating Employer” means a Related Entity approved by the Board or its delegate to have its employees participate in the Plan. Participating Employers are listed on Annex II.

1.36 “Period of Severance” means the period of time commencing on the date a Severance of Service occurs and ending on the date the Employee again performs an Hour of Service for the Employer.

1.37 “Plan” means the PFPC Inc. Retirement Savings Plan.

1.38 “Plan Administrator” means the Corporation.

1.39 “Plan Manager” means the individual designated by the Administrative Committee to manage the operation of the Plan as herein provided or to whom the Administrative Committee has duly delegated any of its duties or obligations hereunder.

1.40 “Plan Year” means the calendar year, except that the first Plan Year begins July 1, 2004 and ends December 31, 2004.

1.41 “Prior Employee After-tax Contribution Account” means the sub-account used to record a Participant’s interest in the Plan attributable to after-tax contributions made under another plan that were merged into this Plan.

1.42 “Prior Employee Pre-tax Contribution Account” means the sub-account used to record a Participant’s interest in the Plan attributable to certain pre-tax contributions made under another plan that were merged into this Plan that are not included in the Employee Elective Contribution Account.

1.43 “Prior Plan Account” means the sub-account used to record a Participant’s interest in the Plan attributable to contributions made under a plan that were merged into this Plan that are not otherwise allocated to the other sub-accounts described in this Plan.

1.44 “Prior Profit Sharing Account” means the sub-account used to record a Participant’s interest in the Plan attributable to employer contributions made under another plan that were merged into this Plan.

1.45 “Related Entity” means any entity which, with the Corporation or any Employer, forms: (i) a controlled group of corporations within the meaning of Code Section 414(b); (ii) a group of trades or businesses under common control within the meaning of Code Section 414(c); or (iii) an affiliated service group within the meaning of Code Section 414(m). For purposes of Article VII, however, the adjustments required by Code Section 415(h) shall be made to such subsections.

1.46 “Retirement” means termination of employment at or after age 65 or termination of employment at or after age 55 with at least five Years of Vesting Service.

1.47 “Rollover Contribution” means a direct or indirect contribution of an eligible rollover distribution from: (i) a qualified plan described in Section 401(a) or 403(a) of the Code, an annuity contract described in Section 403(b) of the Code or an eligible plan under Section 457(b) of the Code that is maintained by a state, political subdivision or a state, or any agency or instrumentality of a state or political subdivision of a state, and in all cases including after-tax employee contributions; or (ii) an individual retirement account or annuity described in Section 408(a) or 408(b) of the Code that is eligible to be rolled over and would not otherwise be includible in gross income, but only if the individual retirement account qualified as a “conduit” individual retirement account.

1.48 “Rollover Contribution Account” means the sub-account used to record a Participant’s interest in the Plan attributable to a Rollover Contributions and rollover contributions made under another plan that were merged into this Plan.

1.49 “Salaried Employee” means an Employee who is paid on the basis of annual salary.

1.50 “Service” means a period commencing on the Participant’s employment commencement date or re-employment date, whichever is applicable, and ending on the date a Severance of Service occurs, subject to the following:

(a) If an Employee has a Severance of Service because of quit, discharge or retirement and then performs an Hour of Service within 12 months of the Severance of Service date, he or she shall receive service credit for the Period of Severance.

(b) An Employee who has a Severance of Service because of quit, discharge or retirement during an authorized leave of absence, and who performs an Hour of Service within 12 months from the date of the leave of absence began, shall receive service credit for the Period of Severance. If an Employee is absent for 12 full months, no credit is given for the Period of Severance, except as required by Section 15.9.

Service includes any service with a company, the assets or stock of which is acquired by an Employer if provided in the corporate documents governing the transaction or required by applicable law.

1.51 “Severance of Service” occurs on the earlier of: (i) the date the Employee quits, retires, is discharged or dies; and (ii) the first anniversary of the first date of a period in which the Employee remains absent from service with the Employer (with or without pay) for any reason other than quit, retirement, discharge, death, authorized leave of absence or Disability (such as vacation, holiday, sickness, unauthorized leave of absence or layoff).

1.52 “Spouse” means the person to whom a Participant is legally married as determined by the Administrative Committee or its designee.

1.53 “Trust” means the trust established as part of this Plan to hold the assets of the Plan pursuant to the Trust Agreement.

1.54 “Trust Agreement” means the agreement or agreements of trust and/or custodial agreements established as part of this Plan between the Trustee and the Corporation.

1.55 “Trust Fund” means, collectively, all funds received by the Trustee, together with all income thereon and increments and profits therefrom, as the same may be held or invested from time to time as provided for in the Trust Agreement.

1.56 “Trustee” means PNC Bank, N.A., or its successors in trust, or any additional or successor Trustee as named by the Corporation.

1.57 “Valuation Date” means each day on which the New York Stock Exchange (or any other national securities exchange) is open to execute purchases or sales of securities and on which the Trust Fund is valued.

1.58 “Year of Eligibility Service” means an eligibility computation period during which an Employee is credited with 1,000 or more Hours of Service. The eligibility computation period shall be an initial period of 12 consecutive months beginning on the Employee’s date of employment. Subsequent to the initial 12-month period, the eligibility computation period shall be the Plan Year, beginning with the Plan Year in which the first anniversary of the Employee’s date of employment occurs.

1.59 “Year of Vesting Service” means 12 months of Service with an Employer or Related Entity. Years of Vesting Service shall not include employment otherwise disregarded under the Plan or any other tax-qualified retirement plans maintained by the Employer or a Related Entity. All non-successive periods of Service shall be aggregated and any periods of Service of less than a whole year (whether or not consecutive) shall be aggregated on the basis that 12 months of Service equals a whole Year of Vesting Service. A month of Service is deemed to be 30 days in the case of the aggregation of fractional months. After aggregating all Service, any period of Service less than a whole year (12 months) shall be disregarded.

ARTICLE II

PARTICIPATION IN THE PLAN

2.1 Enrollment in Plan

(a) Automatic Enrollment

An Eligible Employee automatically becomes a Participant in the Plan on the date the Eligible Employee receives an Employer Basic Contribution or an Employer Transitional Contribution. In addition, the account balance of an Eligible Employee who previously participated in the ISP automatically will be transferred to this Plan and such Eligible Employee will become a Participant on the date the funds are received by this Plan.

(b) Earlier Enrollment Pursuant to Elective Contribution Agreement

An Eligible Employee may become a Participant in the Plan prior to the date set forth in Section 2.1(a) of the Plan by filing an Elective Contribution Agreement pursuant to Section 3.3 of the Plan, in which case the Eligible Employee will become a Participant on the Entry Date coincident with or next following the date the Elective Contribution Agreement is accepted by the Plan Manager.

(c) Participation upon Rehire

A Participant who terminated employment and is rehired will be enrolled in the Plan on the date of rehire, provided the individual satisfies the definition of Eligible Employee, but without regard to the service requirement. However, Employee Elective Contributions will not begin until the Entry Date following the Employee’s date of re-employment.

2.2 Designation of Beneficiaries

(a) Procedures for Designating

Each Participant shall have the right to designate a Beneficiary (including contingent Beneficiaries if the Participant so desires) to receive the Participant’s interest in the Plan upon the Participant’s death. A Beneficiary designation must be made in accordance with procedures established by the Plan Manager and is not effective until received by the Plan Manager. A Participant who wishes to designate, or who previous to marriage has designated, a primary Beneficiary other than the Participant’s Spouse shall furnish the written consent of the Participant’s Spouse, witnessed by a notary public, to such Beneficiary designation. Unless otherwise specified by law or regulation, the designation of a non-spousal Beneficiary shall be ineffective absent such notarized spousal consent.

A Beneficiary designation under the ISP made by a Participant whose ISP account balance is transferred to this Plan also will be transferred to and be effective under this Plan.

(b) Change of Beneficiary

Subject to the required spousal consent, a Participant shall have the right to change or revoke any Beneficiary designation, at any time and from time to time, by filing a new designation or notice of revocation with the Plan Manager. A Spouse’s consent applies only to the signatory Spouse and does not bind any future Spouse. In the event the Participant remarries, the new Spouse will be deemed to be the Beneficiary, unless the procedures set forth above to designate another Beneficiary are followed with respect to the new Spouse.

(c) Death of Participant with No Beneficiary

If a person designated as a Beneficiary by a Participant fails to survive the Participant, such designation of that person as Beneficiary shall not be effective. If a Participant dies without having an effective designation of a Beneficiary in effect, any payments becoming payable under this Plan by reason of the Participant’s death shall be made in equal shares to and among the person or persons who shall be shown, to the reasonable satisfaction of the Plan Manager, to be within the first of the following five classes of potential Beneficiaries which shall contain one or more members surviving at the death of the Participant: (i) the Participant’s Spouse, (ii) the Participant’s issue, per stirpes, (iii) the Participant’s parents, (iv) the Participant’s brothers and sisters or (v) the Participant’s executors or administrators.

(d) Death of Beneficiary while Receiving Payments

If a Beneficiary dies at any time when any amount remains to be paid to the Beneficiary under this Plan, and if the Participant has not named a successor or contingent Beneficiary, the remaining benefits shall be paid in equal shares to and among the person or persons who shall be shown, to the reasonable satisfaction of the Plan Manager, to be within the first of the following five classes of potential Beneficiaries which shall contain one or more members surviving at the death of the Beneficiary: (i) the Participant’s Spouse; (ii) the Participant’s issue, per stirpes; (iii) the Participant’s parents; (iv) the Participant’s brothers and sisters; or (v) the Participant’s executors or administrators.

ARTICLE III

CONTRIBUTIONS

3.1 Employer Basic Contributions

Regardless of whether an Eligible Employee elects to make Employee Elective Contributions, each pay period the Employer will contribute to the Plan on behalf of the Eligible Employee an amount equal to three percent of the Eligible Employee’s Compensation.

In addition, regardless of whether an Eligible Employee elects to make Employee Elective Contributions, if the Eligible Employee is employed by the Employer on the last day of the Plan Year, the Employer will contribute to the Plan an amount equal to two percent of the Eligible Employee’s Compensation if PFPC Inc. achieves financial results in excess of 135 percent of its announced target for the Plan Year. The Plan Manager shall rely on representations of the management of PFPC Inc. regarding its financial results with no duty of further inquiry.

If the Eligible Employee is not employed by the Employer on the last day of the Plan Year due to death, Disability or Retirement, the two percent contribution still will be made on the Eligible Employee’s behalf. If the Eligible Employee is not employed by the Employer on the last day of the Plan Year, but is employed by a Related Entity on the last day of the Plan Year, the two percent contribution still will be made on the Eligible Employee’s behalf, but only with respect to the Eligible Employee’s Compensation received from the Employer. If the Eligible Employee becomes a member of a collective bargaining unit that does not participate in the Plan, then unless the collective bargaining agreement provides otherwise, the two percent contribution still will be made on the Eligible Employee’s behalf, but only with respect to the Eligible Employee’s Compensation received from the Employer prior to the date the Eligible Employee becomes a member of the collective bargaining unit.

3.2 Employer Transitional Contributions

Regardless of whether an Eligible Employee elects to make Employee Elective Contributions, if the Eligible Employee was eligible to receive “transitional earnings credits” on June 30, 2004 under The PNC Financial Services Group, Inc. Pension Plan, the Employer will contribute those amounts to this Plan, except that the contributions will be based on Compensation under this Plan. The Employer will make Employer Transitional Contributions until the Eligible Employee ceases to be employed by the Employer or until December 31, 2008, if later. A Participant who terminated employment and is rehired, and who was eligible to receive Employer Transitional Contributions during the prior period of employment, will be eligible to receive Employer Transitional Contributions upon rehire.

3.3 Employee Elective Contributions

An Eligible Employee may elect, by filing an Elective Contribution Agreement in accordance with procedures established by the Plan Manager, to contribute to the Plan an amount equal to any whole number percentage between one and 20 percent of the Eligible Employee’s Compensation. Employee Elective Contributions shall be collected by the Employer through deductions each pay period from the Participant’s Compensation and paid by the Employer to the Trust in accordance with applicable law.

A Participant may elect to change or discontinue future Employee Elective Contributions. The Participant must make such election at the time and in the manner designated in accordance with guidelines established by the Administrative Committee. An election shall be effective on the next pay date, provided the election is made at least nine days before the pay date. A Participant who discontinues Employee Elective Contributions may resume Employee Elective Contributions by completing and filing a new Elective Contribution Agreement.

An election to make pre-tax contributions under the ISP made by a Participant whose ISP account balance is transferred to this Plan also will be transferred to and be effective under this Plan.

3.4 Employee Catch-up Contributions

A Participant who has or will attain age 50 before the end of the Plan Year may elect, by filing an Elective Contribution Agreement in accordance with procedures established by the Plan Manager, to contribute to the Plan an additional amount provided for, and subject to the limitations of, Section 414(v) of the Code. Employee Catch-up Contributions shall be collected by the Employer through deductions each pay period from the Participant’s Compensation and paid by the Employer to the Trust in accordance with applicable law.

A Participant may elect to change or discontinue future Employee Catch-up Contributions. The Participant must make such election at the time and in the manner designated in accordance with guidelines established by the Plan Manager. An election shall be effective on the next pay date, provided the election is made at least nine days before the pay date. A Participant who discontinues Employee Catch-up Contributions may resume Employee Catch-up Contributions by completing and filing a new Elective Contribution Agreement.

Employee Catch-up Contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Section 402(g) and 415 of the Code. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Section 401(k)(3), 401(k)(11), 401(k)(12), 410(b) or 416 of the Code, as applicable, by reason of making such Employee Catch-up Contributions.

An election to make catch-up contributions under the ISP made by a Participant whose ISP account balance is transferred to this Plan also will be transferred to and be effective under this Plan.

3.5 Employer Matching Contributions

The Employer may elect to make Employer Matching Contributions on behalf of Participants who make Employee Elective Contributions. Employer Matching Contributions are discretionary and will be made for a Plan Year only if certain pre-established financial performance goals are attained for that year and will be made on behalf of a Participant only if the Participant is employed by an Employer on the last day of the Plan Year.

The amount of Employer Matching Contributions is described below:

Financial Performance	Amount of Employer Matching Contributions (in % of Employee Elective Contributions matched, up to 6% of Compensation)
Below threshold	0%
Threshold	16.67%
Target	33.33%
Above threshold	66.67%

The Plan Manager shall rely on representations of the management of PFPC Inc. regarding its financial results with no duty of further inquiry.

If the Participant is not employed by the Employer on the last day of the Plan Year due to death, Disability or Retirement, Employer Matching Contributions still will be made on the Eligible Employee’s behalf. If the Participant is not employed by the Employer on the last day of the Plan Year, but is employed by a Related Entity on the last day of the Plan Year, Employer Matching Contributions still will be made on the Eligible Employee’s behalf, but only with respect to the Eligible Employee’s Compensation received from the Employer. If the Eligible Employee becomes a member of a collective bargaining unit that does not participate in the Plan, then unless the collective bargaining agreement provides otherwise, Employer Matching Contributions still will be made on the Eligible Employee’s behalf, but only with respect to Employee Elective Contributions made and Compensation received from the Employer prior to the date the Eligible Employee becomes a member of the collective bargaining unit.

A Participant who terminated employment and is rehired during the same Plan Year, will receive any Employer Matching Contributions on the Participant’s Compensation for the entire Plan Year even if the Participant took a distribution from the Plan upon termination earlier in the Plan Year.

Employer Matching Contributions will only be made on account of Employee Elective Contributions. Employer Matching Contributions will not be made on account of amounts designated as Employee Catch-up Contributions, unless required by applicable law.

Employer Matching Contributions will be made in Corporation Stock, except as provided in Section 6.1.

3.6 Rollover Contributions

The Plan Manager may permit either a Participant or an Employee (even an Employee who is not an Eligible Employee) to make a Rollover Contribution. A request to make a Rollover Contribution shall be made in accordance with procedures established by the Plan Manager. The written request shall set forth the amount of such Rollover Contribution and contain a statement, satisfactory to the Plan Manager, that such contribution constitutes a Rollover Contribution.

In the case of a Rollover contributions made by an Employee who is not yet a Participant, such Employee will not become a Participant until the requirements of Article II are satisfied. Until such Employee becomes a Participant, the Employee is not entitled to make or receive contributions under the Plan or to take loans or withdrawals from the Rollover Contribution Account. However, the Employee will be responsible for investing the Rollover Contribution in accordance with Article VI of the Plan.

Unless the Plan Manager, in its sole discretion, determines otherwise, any expenses incurred incident to the transfer or rollover of such property to the Plan shall be paid by the Participant or Employee.

ARTICLE IV

PARTICIPANT ACCOUNTS

4.1 Maintenance of Accounts

An Account will be maintained under the Plan for each Participant. A Participant’s Account will consist of the following sub-accounts, as appropriate: Employer Basic Contribution Account, Employer Transitional Contribution Account, Employee Elective Contribution Account, Employee Catch-up Contribution Account, Employer Matching Contribution Account, Rollover Contribution Account, Prior Profit Sharing Account, Prior Employee After-tax Contribution Account, Prior Employee Pre-tax Contribution Account, ISP Matching Contribution Account and Prior Plan Account.

ARTICLE V

VESTING

5.1 Vesting

A Participant’s interest in the Participant’s Account shall be fully vested at all times, except that a Participant’s interest in the Participant’s Employer Matching Contribution Account will vest according to the schedule below:

Year of Vesting Service	Nonforfeitable Percentage
Less than 2	0%
2	25%
3	50%
4	75%
5 or more	100%

Notwithstanding the foregoing, a Participant is fully vested on dividends paid on Corporation Stock and in accordance with Section 17.14 of the Plan. In addition, a Participant shall become fully vested in the Participant’s Employer Matching Contribution Account upon the Participant’s death, Disability or attainment of age 65.

5.2 Allocation of Forfeitures

The amount of forfeitures resulting from Employer Matching Contributions will reduce future amounts contributed by the Employer for Employer Basic Contributions, Employer Transitional Contributions and Employer Matching Contributions or to pay reasonable expenses of the Plan.

5.3 Reinstatement of Forfeitures

If a Participant severed from service and received a distribution of the Participant’s Account, but is subsequently re-employed by the Employer before incurring five one-year Periods of Severance, any amount forfeited by the Participant will be reinstated if the Participant repays the distribution.

ARTICLE VI

INVESTMENT OPTIONS

6.1 Participant Investment Elections

A Participant’s Account balance is invested at the direction of the Participant in any or all of the Investment Funds, except that amounts held in a Participant’s Employer Matching Contribution Account and ISP Matching Contribution Account are invested in Corporation Stock.

A Participant may make an investment election in accordance with procedures established by the Plan Manager. In the event that a Participant does not make an investment election, the Participant shall be deemed to have elected the Investment Fund as the Plan Manager may designate from time to time. An investment election remains in effect and applies to all subsequent contributions, other than Employer Matching Contributions, until the investment election is changed by the Participant in accordance with procedures established by the Plan Manager.

Notwithstanding any other provision of this Plan, a Participant who has attained age 50 may make an election in accordance with procedures established by the Plan Manager to have future Employer Matching Contributions made in cash and to allocate amounts held in a Participant’s Employer Matching Contributions and ISP Matching Contribution Account among any of the Investment Funds.

An investment election under the ISP made by a Participant whose ISP account balance is transferred to this Plan also will be transferred to and be effective under this Plan.

6.2 Other Restrictions on Availability of Investment Funds

The Administrative Committee may impose restrictions on investment elections or the availability of Investment Funds as may be necessary, appropriate or convenient. Such restrictions may be either final policy or otherwise communicated to Participants.

Investment elections relating to the Corporation Stock are subject to the Corporation’s policies regarding trading of employer securities, including insider trading policies.

6.3 Records

Each Participant shall be advised generally as of each calendar quarter, but at least once during each Plan Year, as to the value of the Participant’s Account.

6.4 Participant Interest in Trust Fund

Each Participant shall have an undivided proportionate interest in the Trust Fund. Such interest shall be measured by the proportion that the market value of the Participant’s Account in each Investment Fund bears to the total market value of all Accounts invested in such Trust Fund as of the date that interest is being determined.

6.5 Valuation of Investment Funds

The current value of the assets held in each of the Investment Funds and any other assets held in the Trust shall be determined by the Trustee as of each Valuation Date. Interests in each Investment Fund shall be valued at their last public sale price upon the New York Stock Exchange on the Valuation Date, or upon any other recognized exchange or exchanges, or if no such sale shall have been reported, and in the case of “over-the-counter” quotations, the last bid price at the close of business on the Valuation Date. The value of any security which is not listed or dealt in on any exchange shall be determined as nearly as may be in the same manner, except that there may be used for the purpose of obtaining the sale price or the bid price any published quotations in common use which may be available, or, in the discretion of the Trustee, quotations by a reputable broker dealing in such securities. Investments that are not currently quoted shall be appraised at their fair market value in the opinion of the Trustee.

6.6 Allocation of Expenses

Unless paid by the Employer and not reimbursed, and subject to such limitations as may be imposed by ERISA or other applicable law, all costs and expenses incurred in connection with the general administration of the Plan and the Trust shall be chargeable to the Trust Fund and allocated in the sole discretion of the Plan Manager.

6.7 Allocation of Earnings and Losses

The Trustee shall allocate the net earnings and gains or losses of each Investment Fund of the Trust Fund as appropriate.

ARTICLE VII

LIMITATIONS ON CONTRIBUTIONS

7.1 Maximum Amount of Employee Elective Contributions

(a) Elective Deferral Limit

No Participant shall be permitted to make Employee Elective Contributions or elective deferrals made under any other qualified plan maintained by the Employer and any Related Entity during any taxable year in excess of the dollar limitation contained in Section 402(g) of the Code in effect for such taxable year, except to the extent permitted under Section 3.4 of the Plan and Section 414(v) of the Code.

(b) Mandatory Distribution of Excess Deferrals

If, for a calendar year, a Participant’s Employee Elective Contributions exceed the limit above, excess deferrals and income allocable thereto will be distributed to the Participant on or before April 15 of the following calendar year. The income allocable to the excess deferrals will be determined in accordance with Section 7.1(d).

(c) Elective Distribution of Excess Deferrals

If, for a calendar year, a Participant’s elective deferrals do not exceed the limit above, but would exceed such limit if elective deferrals under plans, contracts or arrangements or unrelated entities were considered, then the Participant may request that a portion of the Participant’s Employee Elective Contributions under this Plan be treated as excess deferrals and distributed pursuant to Section 7.1(b) above. In no event may such amount exceed the lesser of (i) the amount by which the Participant’s total elective deferrals exceed the Code Section 401(g) limit for the calendar year or (ii) the Participant’s Employee Elective Contributions under the Plan for the calendar year.

A Participant’s request for distribution of excess deferrals under this Section must be made in accordance with the procedures established by the Plan Manager and filed on or before March 1 of the calendar year following the calendar year for which the excess deferrals were made. The request must specify the amount of the Participant’s excess deferrals and be accompanied by a statement that if such amounts are not distributed, the Participant’s elective deferrals for the calendar year will exceed the Code Section 402(g) limit.

(d) Income Allocable to Excess Deferrals

The income allocable to excess deferrals for a calendar year is equal to allocable gain or loss for the calendar year which is determined by multiplying the net income (or loss) for the calendar year allocable to Employee Elective Contributions by a fraction, the numerator of which is the excess deferrals by the Employee for the taxable year and the denominator of which is the sum of (i) the Account balance of the Employee attributable to Employee Elective Contributions as of the beginning of the calendar year, and (ii) the Employee’s Employee Elective Contributions for the calendar year.

7.2 Deductibility

Employer Basic Contributions, Employer Transitional Contributions, Employee Elective Contributions and Employer Matching Contributions collectively shall not be in excess of the maximum amount allowable as a deduction for federal income tax purposes under Section 404 of the Code.

7.3 Limitation on Annual Additions

(a) Amount of Limitation

Notwithstanding any other provision of this Plan, the total “annual additions” (which, in accordance with Code Section 415(c), means the sum for any year of Employer contributions, Employee contributions and forfeitures) to the Account of any Participant under this Plan and any other defined contribution plan or plans maintained by the Employer or any Related Entity for any limitation year shall not exceed the lesser of (i) $40,000, as adjusted for increases in cost-of-living under Section 415(d) of the Code or (ii) 100 percent of the Participant’s compensation, within the meaning of Section 415(c)(3) of the Code for the limitation year. The compensation limit referred to above shall not apply to any contribution for medical benefits after separation from service (within the meaning of Section 401(h) or Section 419A)(f)(2) of the Code) which is otherwise treated as an annual addition.

(b) Return of Excess Contributions

In the event that Employee Elective Contributions, with respect to any Participant, exceed the describe in Section 7.3(a) of the Plan, the excess shall be paid to such Participant in cash. In the event Employer Basic Contributions, Employer Transitional Contributions and Employer Matching Contributions, with respect to any Participant, exceed the limit described in Section 7.3(a) of the Plan, the excess first shall be used to reduce Employer Basic Contributions, Employer Transitional Contributions and Employer Matching Contributions and the balance shall be carried over to subsequent years and used to reduce Employer Basic Contributions, Employer Transitional Contributions and Employer Matching Contributions for subsequent year or years. Amounts carried over shall be held in a suspense account (as described in Article XVII), and shall be invested in any manner the Trustee deems appropriate.

7.4 Actual Deferral Percentage Test

The Plan is intended to satisfy the actual deferral percentage test of Code Section 401(k)(3)(A)(ii) by utilizing the Code’s design-based safe harbor. However, for any Plan Year in which the Plan is not a safe harbor plan, the provisions below will apply.

(a) Definition of Actual Deferral Percentage

“Actual Deferral Percentage” means the average of the percentages (calculated separately for each Participant who is eligible to make Employee Elective Contributions to the Plan) determined by dividing (i) by (ii) where (i) is the total of the Employee Elective

Contributions made for the Plan Year on behalf of each such Participant and (ii) is such Participant’s total W-2 compensation paid by the Employer for such Plan Year. The Plan uses the prior year testing method. Therefore, the Actual Deferral Percentage of Highly Compensated Employees is determined for the current Plan Year and the Actual Deferral Percentage for Non-highly Compensated Employees is determined for the prior Plan Year.

If the Plan and any other plan that includes a cash or deferred arrangement are considered as one plan for purposes of Code Sections 401(a)(4) or 410(b), the cash or deferred arrangements in such plans shall be treated as one plan for purposes of calculating the Actual Deferral Percentage.

If any Highly Compensated Employee who is a Participant in this Plan also participates in any other cash or deferred arrangement of the Employer, for purposes of determining the Actual Deferral Percentage for such Employee, all such cash or deferred arrangements shall be treated as one cash or deferred arrangement.

(b) Maximum Deferral Percentage

For any Plan Year, the Actual Deferral Percentage for the group of Highly Compensated Employees for the Plan Year may not exceed the greater of (i) 125 percent of the Actual Deferral Percentage of the group of Non-highly Compensated Employees for the Plan Year or (ii) 200 percent of the Actual Deferral Percentage for the group of Non-highly Compensated Employees for the Plan Year, provided that the Actual Deferral Percentage for the group of Highly Compensated Employees for the Plan Year may not exceed the Actual Deferral Percentage for the group of Non-highly Compensated Employees by more than two percentage points.

This Actual Deferral Percentage test will be performed in accordance with Code Section 401(k)(3) and Treasury Regulation Section 1.401(k)-l(b).

(c) Correction of Actual Deferral Percentage Test

If the Actual Deferral Percentage test is projected or determined to be failed for any Plan Year, the Plan Manager shall correct such failure no later than 12 months after the end of the Plan Year. The Plan Manager may correct any such failure by using any one or combination of correction procedures described in (1) and (2) below. The decision to use one or more correction procedures shall be made in the sole discretion of the Plan Manager.

Failure to correct excess contributions by the close of the Plan Year following the Plan Year for which they were made will cause the cash or deferred arrangement to fail to satisfy the requirements of Code Section 401(k)(3) for the Plan Year for which the excess contributions were made and for all subsequent years they remain in the trust. Also, the Employer will be liable for a 10 percent excise tax on the amount of excess contributions unless they are corrected within 2- 1 /2 months after the close of the Plan Year for which they were made.

(1) Distribution of Excess Contributions

The Plan Manager may correct a failure of the Actual Deferral Percentage test for a Plan Year by distributing excess contributions and income allocated thereto to Highly Compensated Employees. The income allocable to excess contributions includes income for the Plan Year in which the excess contributions were made. In the event that there exists an excess deferral percentage, then the amount of such excess shall be eliminated by a leveling process under which the Actual Deferral Percentage of the Highly Compensated Employee with the highest actual deferral ratio is reduced to the extent required to cause such Highly Compensated Employee’s Actual Deferral Percentage to equal the Actual Deferral Percentage of the Highly Compensated Employee with the next highest Actual Deferral Percentage. This process shall be repeated until the excess deferral percentage is completely eliminated. Once the dollar amount of the excess contributions has been determined, it must be allocated to the appropriate highly compensated employees. In order to make this allocation, the following steps are to be taken:

(A) The elective contributions of the Highly Compensated Employee with the highest dollar amount of elective contributions are reduced by the amount required to cause that Highly Compensated Employee’s elective contributions to equal the dollar amount of the elective contributions of the Highly Compensated Employee with the next highest dollar amount of elective contributions. This amount is then distributed to the Highly Compensated Employee with the highest dollar amount. However, if a lesser reduction would equal the total excess contributions, the lesser reduction amount is distributed.

(B) If the total amount distributed is less than the total excess contributions, step (A) is repeated.

(2) Qualified Matching Contributions and Qualified Nonelective Contributions

The Plan Manager may correct a failure of the Actual Deferral Percentage test for a Plan Year by (i) designating some or all of the Employer Matching Contributions for the Plan Year, if any, as qualified matching contributions and/or (ii) designating some or all of the Employer Basic Contributions and Employer Transitional Contributions for the Plan Year, if any, as qualified nonelective contributions. Recharacterized excess contributions will remain subject to the nonforfeitability requirements and distributions limitations that apply to Employee Elective Contributions.

7.5 Actual Contribution Percentage Test

The Plan is intended to satisfy the actual contribution percentage test of Code Section 401(m)(2)(A) by utilizing the Code’s design-based safe harbor. However, for any Plan Year in which the Plan is not a safe harbor plan, the provisions below will apply.

(a) Definition of Actual Contribution Percentage

“Actual Contribution Percentage” means the average of the percentages (calculated separately for each Participant who is eligible to make Employee Elective Contributions to the Plan determined by dividing (i) by (ii) where (i) is the total of the Employer Matching Contributions made for the Plan Year on behalf of each such Participant and (ii) is such Participant’s total W-2 compensation paid by the Employer for such Plan Year. The Plan uses the prior year testing method. Therefore, the Actual Contribution Percentage of Highly Compensated Employees is determined for the current Plan Year and the Actual Contribution Percentage for Non-highly Compensated Employees is determined for the prior Plan Year.

At the election of the Plan Manager, the Actual Contribution Percentage shall be calculated after taking into account any Employee Elective Contributions made on behalf of a Participant for the Plan Year, provided that (i) Employee Elective Contributions, including those treated as Employer Matching Contributions pursuant to this paragraph, do not exceed the maximum deferral percentage (ii) Employee Elective Contributions, excluding those treated as Employer Matching Contributions pursuant to this paragraph, do not exceed the maximum deferral percentage and (iii) except as provided in (i) above, the Employee Elective Contributions treated as Employer Matching Contributions pursuant to this subparagraph are not taken into account in determining whether Employee Elective Contributions exceed the maximum deferral percentage for the Plan Year.

(b) Maximum Contribution Percentage

For any Plan Year, the Actual Contribution Percentage for the group of Highly Compensated Employees for the Plan Year may not exceed the greater of (i) 1.25 percent of the Actual Contribution Percentage for the group of Non-highly Compensated Employees for the Plan Year or (ii) 200 percent of the Actual Contribution Percentage for the group of Non-highly Compensated Employees for the Plan Year, provided that the Actual Contribution Percentage for the group of Highly Compensated Employees for the Plan Year may not exceed the Actual Contribution Percentage for the group of Non-highly Compensated Employees for the Plan Year by more than two percentage points.

(c) Elimination of the Excess Aggregate Contributions

If the Actual Contribution Percentage for the group of Highly Compensated Employees exceeds the maximum contribution percentage described above for a particular Plan Year, the amount of such excess aggregate contributions shall be eliminated in the same manner as described in Section 7.4(c) above, but by distribution of Employer Matching Contributions.

ARTICLE VIII

DISTRIBUTION OF BENEFITS

8.1 Time of Distribution

Upon a Participant’s severance from service, including because of death or Disability, the Participant will be entitled to a distribution of the Participant’s Account balance as soon as may be administratively practicable after receipt by the Plan Manager of the Participant’s request in accordance with procedures established by the Plan Manager. A Participant will not be treated as having severed employment merely because the Participant is transferred from a Participating Employer to a nonparticipating Related Entity or to an entity that is not a Related Entity but which is ten percent or more owned (directly or indirectly) by the Employer.

Any Employer Basic Contributions, Employer Transitional Contributions and Employer Matching Contributions to which a terminated Participant is entitled as of the last Valuation Date of the year of severance, shall be added to the Participant’s existing Account, or if the Participant’s Account has already been distributed to the Participant, shall be distributed as soon as practicable after the date such contributions are made to the Trust.

Notwithstanding the above, if a Participant’s Account balance is $5,000 or less, the Participant’s Account balance may be paid automatically to the Participant as soon as administratively practicable after the Participant’s severance from service.

8.2 Minimum Distributions

(a) With respect to a Participant who attains age 70- 1/2 while actively employed by the Employer, distribution must commence as follows:

(i) For a Participant who is a “5-percent owner” (as defined in Section 416(i)(1)(B)(i) of the Code), not later than April 1 of the calendar year following the calendar year in which the 5-percent owner attains age 70- 1/2, regardless of whether or not the Participant has retired.

(ii) For a Participant who is not a 5-percent owner or for a terminated Participant, not later than April 1 of the calendar year following the calendar year in which the later of retirement or attainment of age 70- 1/2 occurs.

(b) Precedence

The requirements of this Section 8.2 will take precedence over any inconsistent provisions of the Plan.

(c) Requirements of Treasury Regulations Incorporated

All distributions required under this subsection will be determined and made in accordance with the Treasury regulations under Section 401(a)(9) of the Code.

(d) TEFRA Section 242(b)(2) Elections

Notwithstanding the other provisions of this Section 8.2, distributions may be made under a designation made before January 1, 1984, in accordance with section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the Plan that relate to section 242(b)(2) of TEFRA.

(e) Required Beginning Date

The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s required beginning date.

(f) Death of Participant Before Distributions Begin

If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(i) If the Participant’s surviving Spouse is the Participant’s sole designated Beneficiary, distributions to the surviving Spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70- 1/2, if later.

(ii) If the Participant’s surviving Spouse is not the Participant’s sole designated Beneficiary, distributions to the designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(iii) If there is no designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(iv) If the Participant’s surviving Spouse is the Participant’s sole designated Beneficiary and the surviving Spouse dies after the Participant but before distributions to the surviving Spouse begin, this subsection (f), other than subsection (f)(i), will apply as if the surviving Spouse were the Participant.

For purposes of this subsection (f) and for purposes of required minimum distributions made after a Participant’s death (subsections (j) and (k) below), unless subsection (f)(iv) applies, distributions are considered to begin on the Participant’s required beginning date. If subsection (f)(iv) applies, distributions are considered to begin on the date distributions are required to begin to the surviving Spouse under subsection (f)(i).

(g) Forms of Distribution

Unless the Participant’s interest is distributed in a single sum on or before the required beginning date, as of the first distribution calendar year distributions will be made in accordance with subsections (h), (i), (j) and (k) of this Section 8.2.

(h) Amount of Required Minimum Distribution For Each Distribution Calendar Year

During the Participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

(i) The quotient obtained by dividing the Participant’s Account balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s age as of the Participant’s birthday in the distribution calendar year; or

(ii) If the Participant’s sole designated beneficiary for the distribution calendar year is the Participant’s Spouse, the quotient obtained by dividing the Participant’s Account balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s and Spouse’s attained ages as of the Participant’s and Spouse’s birthdays in the distribution calendar year.

(i) Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death

Required minimum distributions will be determined under subsections (h) and (i) beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s date of death.

(j) Death On or After Date Distributions Begin

(i) Participant Survived by Designated Beneficiary

If the Participant dies on or after the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s designated Beneficiary, determined as follows:

(A) The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(B) If the Participant’s surviving Spouse is the Participant’s sole designated Beneficiary, the remaining life expectancy of the surviving Spouse is calculated for each distribution calendar year after the year of the Participant’s death using the surviving Spouse’s age as of the Spouse’s birthday in that year. For distribution calendar years after the year of the surviving Spouse’s death, the remaining life expectancy of the surviving Spouse is calculated using the age of the surviving Spouse as of the Spouse’s birthday in the calendar year of the Spouse’s death, reduced by one for each subsequent calendar year.

(C) If the Participant’s surviving Spouse is not the Participant’s sole designated Beneficiary, the designated Beneficiary’s remaining life expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(ii) No Designated Beneficiary

If the Participant dies on or after the date distributions begin and there is no designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(k) Death Before Date Distributions Begin

(i) Participant Survived by Designated Beneficiary

If the Participant dies before the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the remaining life expectancy of the Participant’s designated Beneficiary, determined as provided in subsection (j).

(ii) No Designated Beneficiary

If the Participant dies before the date distributions begin and there is no designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(iii) Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin

If the Participant dies before the date distributions begin, the Participant’s surviving Spouse is the Participant’s sole designated beneficiary, and the surviving Spouse dies before distributions are required to begin to the surviving Spouse under section (f)(i), this subsection (k) will apply as if the surviving Spouse were the Participant.

(l) Designated Beneficiary

The individual who is designated as the Beneficiary under the Plan and is the designated Beneficiary under Section 401(a)(9) of the Internal Revenue Code and Section 1.401(a)(9)-1, Q&A-4, of the Treasury regulations.

(m) Distribution Calendar Year

A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s required beginning date. For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under subsection (f). The required minimum distribution for the Participant’s first distribution calendar year will be made on or before the Participant’s required beginning date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s required beginning date occurs, will be made on or before December 31 of that distribution calendar year.

(n) Life Expectancy

Life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury regulations.

(o) Participant’s Account Balance

The Account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the Account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The Account balance for the valuation calendar year includes any amounts rolled over or transferred to the plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

8.3 Latest Commencement of Benefits

Notwithstanding any other provision in this Plan to the contrary, unless a Participant elects otherwise, distribution of a Participant’s Account must commence no later than 60 days after the close of the Plan Year in which occurs the later of (i) the date the Participant attains age 65, (ii) the tenth anniversary of the year in which the Participant commenced participating in the Plan or (iii) the date on which the Participant terminates employment.

8.4 Method of Payment

A Participant’s Account balance shall be paid in a single lump sum.

8.5 Medium of Distribution

Any amount invested in Corporation Stock on the date of distribution may be distributed in cash or, at a Participant’s election, in kind. If a Participant does not have an election form on file with the Plan Manager regarding the medium of distribution, the portion of the Participant’s Account invested in Corporation Stock will be distributed in cash.

8.6 Payment to Minors and Incompetents

In the event any payment due under the terms of the Plan is to be made to a minor or incompetent person, such payment may be made for the person’s benefit or in any of the following ways as the Plan Manager shall determine in its sole discretion: (i) directly to such minor or incompetent person; (ii) to the legally appointed guardian of such minor or incompetent person; (iii) to any person or institution maintaining such minor or incompetent person; or (iv) to another entity, such as a trust or fund, for the benefit of the minor or incompetent person.

8.7 Direct Rollover Provisions

(a) Definition of Terms Used in This Section 8.7

The following words or phrases as used herein shall have the following meanings, unless a different meaning clearly is required by the context. Otherwise, capitalized terms used in this Section 8.7 have the meanings assigned to them in Article I.

(1) “Distributee” means (i) an Employee, (ii) former Employee, (iii) an Employee’s or former Employee’s surviving Spouse and (iv) an Employee’s or former Employees’ Spouse or former Spouse who is the alternate payee under a “qualified domestic relations order,” as defined in Code Section 414(p) and ERISA Section 206(d)(3)(B), are Distributees with regard to the interest of the Spouse or former Spouse.

(2) “Eligible Retirement Plan” means any of the following that accepts the Distributee’s Eligible Rollover Distribution: (i) an individual retirement account described in Section 408(a) of the Code; (ii) an individual retirement annuity described in Section 408(b) of the Code; (iii) an annuity plan described in Section 403(a) of the Code; (iv) a qualified trust described in Section 401(a) of the Code; (v) an annuity contract described in Section 403(b) of the Code; and (vi) am eligible plan under Section 457(b) of the Code that is maintained by a state, political subdivision of a state or any agency or instrumentality of a state or political subdivision of a state that agrees to separately account for amounts transferred into such plan from this Plan. The definition of Eligible Retirement Plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code.

(3) “Eligible Rollover Distribution” means any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: (i) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated Beneficiary, or for a specified period of ten years or more; (ii) any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; or (iii) any amount that is distributed on account of hardship. A portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of after-tax employee contributions that are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Section 408(a) or (b) of the Code, or to a qualified defined contribution plan described in Section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution that is includible in gross income and the portion of such distribution that is not so includible.

(b) Distributee’s Election

Notwithstanding any other provision of the Plan, a Distributee may elect to have, at the time and in the manner prescribed by the Plan Manager, any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a direct rollover. The Plan Manager may, however, in its discretion, limit a Distributee to a single direct rollover for each Eligible Rollover Distribution. Furthermore, the Plan Manager may prescribe additional procedures for a Distributee to elect a direct rollover of an Eligible Rollover Distribution.

(c) Timing of Direct Rollover

If a distribution is one to which Code Sections 401(a)(11) and 417 do not apply, such distribution may commence less than 30 days after the notice required under Treasury Regulation Section 1.411(a)-11(c), provided that (i) the Administrative Committee clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution and a particular distribution option and (ii) the Participant after receiving the notice, affirmatively elects a distribution.

ARTICLE IX

IN-SERVICE WITHDRAWALS DURING EMPLOYMENT

9.1 Regular Withdrawals

A Participant may request a regular withdrawal of amounts in the Participant’s Prior Employee After-tax Contribution Account and Prior Profit Sharing Account, as long as the amounts have been held in the Plan or in a prior plan for at least two years, unless the funds were not matched by an employer, in which case they need not have been held for at least two years. Withdrawals will be deducted first from a Participant’s Prior Employee After-tax Contribution Account. Requests for withdrawal must be made in accordance with procedures established by the Plan Manager. A regular withdrawal may be made only once in any 12-month period.

9.2 Hardship Withdrawals

(a) Procedures and Funds Available

Upon the application of a Participant in accordance with procedures established by the Plan Manager, the Plan Manager may authorize the Trustee to make a hardship withdrawal to a Participant if the Participant has an immediate and heavy financial need that cannot be reasonably satisfied from other resources of the Participant. The Plan Manager shall execute discretion in a uniform and nondiscriminatory manner.

Withdrawals under this Section 9.2 shall be limited to the amount held in the Participant’s Employee Elective Contribution Account, Employee Catch-up Contribution Account, vested portion of the Employer Matching Contribution Account, Rollover Contribution Account, Prior Employee Pre-tax Contribution Account, ISP Matching Contribution Account, Prior Plan Account and the funds in the Participant’s Prior Profit Sharing Account and Prior Employee After-tax Contribution Account to the extent they could not be withdrawn under the regular withdrawal provision described in Section 9.1 above.

(b) Events That Are Deemed To Constitute Immediate and Heavy Financial Need

For purposes of this Section, the following events will be deemed to constitute an immediate and heavy financial need:

(1) expenses for medical care (as that term is defined in Code Section 213(d)) previously incurred by the Participant, Participant’s Spouse or dependent of the Participant or necessary for these persons to obtain medical care as described in

Section 213(d) of the Code;

(2) payment of tuition, related educational fees, and room and board expenses for the next 12 months of post-secondary education of a Participant, Participant’s Spouse or dependent;

(3) costs directly related to the purchase of a Participant’s principal residence (excluding mortgage payments); or

(4) payments necessary to prevent the Participant from being either evicted from the Participant’s principal residence or having the mortgage on it foreclosed.

(c) Circumstances That Are Deemed To Illustrate a Lack of Alternative Resources

For purposes of this section, a Participant will be deemed to lack alternative resources if the Participant represents, in accordance with procedures established by the Plan Manager, that:

(1) the hardship withdrawal does not exceed the amount reasonably required to meet the financial need created by the hardship (including any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution);

(2) the Participant has exhausted all other in-service distributions from the Plan, and is precluded from receiving any further loans from the Plan because of the limits set forth in Code Section 72(p); and

(3) the need cannot be reasonably satisfied (i) through reimbursement or compensation by insurance or otherwise, (ii) by liquidation of the Participant’s assets, (iii) by cessation of Employee Elective Contributions or (iv) by other distributions or nontaxable loans from plans maintained by the Employer or by any other Employer or by borrowing from commercial sources on reasonable terms.

(d) Cessation of Contributions

Any Participant who receives a hardship withdrawal shall be suspended from making Employee Elective Contributions and elective contributions to any other deferred compensation (whether qualified or nonqualified), stock option, stock purchase or similar plan sponsored by the Employer or Related Entity for a period of six months from the effective date of the hardship distribution. In addition, the Participant may not make Employee Elective Contributions for the taxable year immediately following the taxable year of the hardship withdrawal in excess of the limit under Code Section 402(g) for such next taxable year less the amount of such Participant’s Employee Elective Contributions for the taxable year of the hardship withdrawal.

9.3 Funding of Withdrawals

Hardship withdrawals shall be deducted from the following accounts in the listed order: (i) Employee Elective Contribution Account; (ii) Prior Employee Pre-tax Contribution Account; (iii) Employee Catch-up Contribution Account; (iv) Rollover Contribution Account; (v) Prior Employee After-tax Contribution Account; (vi) Prior Plan Account; (vii) Prior Profit Sharing Account; and (viii) ISP Matching Contribution Account.

The amount withdrawn from such Account shall be charged to each Investment Fund in the same proportion that the net credit balance in the Account then the subject of withdrawal bears to the combined credit balance in all Investment Funds in which such Account is invested.

ARTICLE X

LOANS TO PARTICIPANTS

10.1 Authorization of Loans

Upon the application of a Participant who is currently employed by the Employer in accordance with the procedures established by the Plan Manager, the Plan Manager may authorize the Trustee to make a loan to the Participant, subject to the limitations set forth below. All loans shall be evidenced by documents as the Plan Manager may require. The Plan Manager shall execute discretion in a uniform and nondiscriminatory manner.

Loans outstanding under the ISP by a Participant whose ISP account balance is transferred to this Plan also will be transferred to and be effective under this Plan.

10.2 Loan Amount

The principal amount of a loan shall not exceed the lesser of (i) $50,000, reduced by the excess, if any, of the highest outstanding loan balance owed by the Participant during the one-year period ending on the date before the date the loan was made, over the outstanding balance of any loan from the Plan to the Participant on the date on which such loan was made or (ii) 50 percent of the vested portion of the Participant’s Account.

No loan shall be for less than $500.

10.3 Loan Term

The term of repayment of any loan may not exceed five years, unless the loan is used to acquire any dwelling unit which is used or within a reasonable period of time is to be used (determined at the time the loan is made) as the principal residence of the Participant, in which case the term of repayment of the loan may be for as much as 15 years.

10.4 Number of Loans

A Participant may not have more than two outstanding loans at any time. All loans shall be made effective as of the day determined by the Plan Manager to be administratively practicable.

10.5 Funding of Loans

Loan amounts shall be deducted from the following accounts in the listed order: (i) Employee Elective Contribution Account; (ii) Prior Employee Pre-tax Contribution Account; (iii) Employee Catch-up Contribution Account; (iv) Rollover Contribution Account; (v) Prior Employee After-tax Contribution Account; (vi) Prior Plan Account; (vii) Prior Profit Sharing Account; (viii) ISP Matching Contribution Account; (ix) Employer Basic Contribution Account; (x) Employer Transitional Contribution Account; and (xi) Employer Matching Contribution Account.

Unless otherwise specified by a borrowing Participant, loans shall be funded by a pro rata liquidation of the borrowing Participant’s interest in each of the Investment Funds.

10.6 Interest Rate

The rate of interest charged on a loan will be the prime rate of interest as announced by PNC Bank, N.A., on the last business date of the month preceding the date the Participant submits the loan application.

10.7 Repayment

The loan shall be repaid by payroll withholding over its term in level installment payments in each payroll period. As a condition precedent to approval of the loan, the Participant shall be required to authorize irrevocably payroll withholding in the amount of each installment. Notwithstanding anything herein to the contrary, no loan amount shall be permitted if the Plan Manager determines pursuant to uniform standards adopted from time to time that the borrowing Participant does not have the financial capability to repay such loan (through payroll withholding or otherwise).

Loan repayments shall be deposited in accordance with the borrowing Participant’s current investment election with respect to current contributions, including any investment election required by this Plan with respect to Employer Matching Contributions.

10.8 Default

If a Participant fails to make any installment payment on the loan under this Section within 60 days after the due date, the Plan Manager shall have the discretion to accelerate repayment of the loan and demand immediate repayment of the principal and interest then due. If the Participant fails to comply with such demand within 30 days of receipt thereof, the Plan Manager shall have the discretion to reduce the vested amounts in the Participant’s Account by the amount of the unpaid principal and interest to the extent permitted by law. The Plan Manager may also execute on any additional security posted by such Participant, to the extent permitted by law.

10.9 Collateral

The loan shall be secured by 50 percent of a Participant’s vested Account balance. To the extent that any additional security is required, the security posted must be something in addition to and supporting the Participant’s promise to pay, which is pledged to the Plan in such a manner that it may be sold, foreclosed upon or otherwise disposed of upon default, the value and liquidity of which additional security is such that it may reasonably be anticipated that loss of principal and interest will not result from the loan. The adequacy of such additional security will be determined in light of the type and amount of security which would be required in the case of an otherwise identical transaction in a normal commercial setting between unrelated parties on arm’s length terms.

10.10 Termination of Employment

The outstanding balance of any loan granted to a Participant who terminates employment with the Employer for any reason shall be immediately repayable to the Plan together with interest then due. If not repaid, the outstanding balance of the loan plus interest will be deducted from the payment of a Participant’s Account prior to distribution.

ARTICLE XI

ALLOCATION OF FIDUCIARY RESPONSIBILITIES AND DUTIES

11.1 Corporation

The Corporation is the Plan Administrator with the sole responsibility for administration of the Plan. With respect to administrative matters, the Corporation shall act through the Administrative Committee.

11.2 Administrative Committee

The Administrative Committee is designated as the agent of the Corporation and shall have the exclusive authority to control and manage the operations and administration of the Plan and to direct the Trustee to make disbursements from the Trust Fund as more fully set forth in Articles VIII and IX. The Administrative Committee shall provide the Trustee with such information as is necessary for the Trustee to carry out its fiduciary responsibilities under ERISA with respect to the investment and administration of the Trust Fund. The Trustee shall have no responsibility or duties for the administration of the Plan, other than as provided herein or delegated to it by the Administrative Committee and accepted by it in writing.

11.3 Trustee

The Trustee shall have the authority and discretion to manage and control the Trust Fund to the extent provided in the Trust Agreement, but does not guarantee the Trust Fund in any manner against investment loss or depreciation in asset value, or guarantee the adequacy of the Trust Fund to meet and discharge all or any liabilities of the Plan. The Trustee shall have no right or duty to require payment of any contribution, or to inquire into the amount or method of determining the amount of any contribution, and shall be accountable only for funds and property actually received by it. The Trustee shall not be liable for the making, retention or sale of any investment or reinvestment made by it, as herein provided, or for any loss to, or diminution of the Trust Fund or for any other loss or damage which may result from the discharge of its duties hereunder except to the extent it is judicially determined that the Trustee has failed to exercise the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and like aims.

The duties and obligations of the Trustee with respect to the Trust Fund shall be limited to those expressly imposed upon it in this Plan and the Trust Agreement.

11.4 Investment Managers

The Administrative Committee, by means of a written direction executed by any member acting on behalf of a majority of the members and delivered to the Trustee, shall have the authority to direct the Trustee that a specified amount or portion of the Trust shall not be subject to the investment management of the Trustee, but shall instead be administered by an investment manager in accordance with the written investment directions of such designated investment manager or the Administrative Committee. The Administrative Committee may appoint as an investment manager any entity described in ERISA Section 3(38).

To the extent that investments are so directed, the entity giving such directions shall be a named fiduciary acting in the capacity of an investment manager within the meaning of Sections 402(c)(3) and 403(a) of ERISA, and the Trustee shall have no greater liability or responsibility with respect to such investments than it would have if the entity giving such directions were an investment manager. Upon receipt of a written direction from an entity authorized to give such a direction, the Trustee shall follow the instruction for the acquisition or disposition of the investment assets specified therein, or the segregation and management or investment delegation of the portion of the Trust specified therein, but such instructions shall not have the effect of requiring the Trustee to violate any law or regulation governing the acquisition or disposition of such investment assets or the segregation and management or investment delegation relating to such portion of the Trust. Securities or other investment assets may be purchased or sold by orders placed directly with brokers by any entity designated by the Administrative Committee as having such authority, and all such purchases or sales shall be executed as though made by the Trustee pursuant to instructions from such entity.

With regard to any investments which are so directed, the Trustee shall have no right or duty to: (i) question any instructions received from any entity authorized to give such directions, (ii) review any investments held in the Trust at the direction of such an entity, nor (iii) make any recommendations whatsoever to the Administrative Committee or any such other entity regarding retention or sale or any other matter relating to such investments. The Trustee shall not be liable to any person for any action resulting from compliance with the instructions of the Administrative Committee or of any entity designated by the Administrative Committee to give such instructions, and the Trustee shall be indemnified and saved harmless by the Employers from and against any and all liability to which the Trustee may be subjected by reason of any such act or failure of the Administrative Committee or any such other entity to act, including all expenses reasonably incurred in its defense.

11.5 No Joint Fiduciary Responsibilities

The Plan and the Trust Agreement are intended to allocate to each named fiduciary the individual responsibility for the prudent execution of the functions assigned to the fiduciary, and none of such responsibilities or any other responsibility shall be shared by two or more of such named fiduciaries unless such sharing shall be provided by a specific provision of the Plan or Trust Agreement. Whenever one named fiduciary is required by the Plan or Trust Agreement to follow the directions of another named fiduciary, the two named fiduciaries shall not be deemed to have been assigned a shared responsibility, but the responsibility of the named fiduciary giving the directions shall be deemed that fiduciary’s sole responsibility, and the responsibility of the named fiduciary receiving those directions shall be to follow them insofar as such instructions are on their face proper under applicable law.

ARTICLE XII

ADMINISTRATION OF PLAN

12.1 Administrative Committee

The general administration of the Plan and the responsibility for carrying out the provisions of the Plan shall be placed with the Administrative Committee. The Administrative Committee shall consist of no less than three persons appointed by the Chief Executive Officer of the Corporation. Vacancies thereon shall be filled in the same manner as appointments. Each person appointed as a member of the Administrative Committee shall signify the person’s acceptance by filing a written acceptance with the secretary of the Administrative Committee. The Administrative Committee as a whole or any of its members may serve in more than one fiduciary capacity with respect to the Plan.

12.2 Duties and Powers

The Administrative Committee or its delegate shall keep such records as are necessary for the efficient operation of the Plan or as may be required by law and shall provide for the preparation and filing of such forms or reports as may be required to be filed with any governmental agency or department and with the Participants or Beneficiaries. The Administrative Committee shall have all powers necessary to carry out the provisions of the Plan and to satisfy the requirements of any applicable law. The powers shall include, by way of illustration and not limitation, discretionary authority to: (i) construe and interpret the Plan in accordance with uniform rules and regulations; (ii) determine questions of fact, law and mixed questions of fact and law; (iii) determine the eligibility of any person to participate in the Plan, the right of any person to benefits and the amount, manner and time of payment of any benefit, in accordance with the provisions of the Plan; (iv) prescribe procedures to be followed by Participants in filing applications for benefits, making elections and designating Beneficiaries; (v) issue directions to the Trustee in connection with all matters within its discretion and in accordance with the terms of the Plan; (vi) prepare and furnish to Employees, Participants, Beneficiaries and governmental agencies, all descriptions, reports, forms or other documents required to be furnished or filed under ERISA, the Code or regulations promulgated thereunder; (vii) appoint and retain individuals to assist in the administration of the Plan, including such legal, clerical, accounting and actuarial service as it may require or as may be required by any applicable law or laws; and (viii) require from Employees, Employers, Participants and Beneficiaries such information as shall be necessary for the proper administration of the Plan.

12.3 Plan Manager

The Administrative Committee may designate a person or persons, who may or may not be members of the Administrative Committee, to be the Plan Manager. The Plan Manager shall be responsible for the day-to-day administration of the Plan and for such other duties and responsibilities as are delegated by the Administrative Committee. In addition to the duties specified elsewhere in this document, the Plan Manager shall (i) be responsible for establishing and communicating to the Participants and Beneficiaries the procedures for filing claims for benefits, (ii) maintain and update from time to time the annexes to the Plan, (iii) determine and record, in the case of plans merged into this Plan, the Accounts in which a Participant’s prior plan accounts are merged and (iv) issue directions to the Trustee in connection with all matters within its discretion and in accordance with the terms of the plan.

12.4 Standard of Conduct

The Administrative Committee and its delegates shall discharge their duties with respect to the Plan solely in the interest of the Participants and Beneficiaries and shall do so with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims. The Administrative Committee shall at all times act in accordance with the Plan documents and any applicable law.

12.5 Delegation

The Administrative Committee shall elect a chair from among its members and a secretary who may, but need not, be a member. Among their other duties, the chair shall cause to be kept and the secretary shall keep a written record of all meetings and actions taken by the Administrative Committee. The Administrative Committee may appoint such subcommittees with such powers as it shall determine and may authorize one or more of its members or any agent to execute and/or deliver any instrument or make any payment on its behalf.

12.6 Meetings

The Administrative Committee shall hold meetings upon such notice, at such place and at such times as it may decide, provided that a meeting shall be held at least once each Plan Year. A meeting may be held in any manner as may be determined by the Administrative Committee, but in any event, where not all members are present, the actions of the Administrative Committee shall be reduced to writing and sent to all members. A majority of the Administrative Committee shall constitute at least one-half of the appointed members of the Administrative Committee, and any action that the Plan authorizes or requires the Administrative Committee to take shall require the written approval or affirmative vote of a majority of its then members, but not less than two, unless authority to take such action has been delegated or allocated as provided herein. A dissenting member must register dissent with the member’s reasons for dissenting in writing delivered to the other members and the Employer within seven days after the member has knowledge of any action or failure to act by the majority or a delegate shall not be responsible for any such action or failure to act.

12.7 Rules and Decisions

The Administrative Committee shall endeavor to act by general rules so as not to discriminate in favor of any person and may from time to time adopt such rules and regulations for the administration of the Plan and the transaction of its business as the Administrative Committee shall determine to be necessary to fulfill its duties and obligations or as may be required by law. Subject to the provisions of this Plan relating to appeal procedure, the decisions and records of the Administrative Committee shall be conclusive and binding upon the Employer, Participants and Beneficiaries.

12.8 Compensation and Payment of Expenses

Unless otherwise determined by the Corporation, the members of the Administrative Committee shall serve without compensation for services as such but all administrative costs and expenses of the Plan, including the expenses of the Administrative Committee, shall be paid by the Trust to the extent not paid by the Corporation or may be reimbursed to the Corporation to the extent so paid by the Corporation. Such expenses shall include any expenses incident to the functioning of the Administrative Committee, including, but not limited to, fees of accountants, counsel and other specialists, and other costs of administering the Plan.

12.9 Insurance

The Employer shall indemnify or provide and maintain appropriate insurance coverage for the Employer and the Administrative Committee, its members, and its delegates, including the Plan Manager, and appointees (other than persons who are independent of the Employer and are rendering services to the Plan for a fee) from any claim, loss, damage, liability and expense (including reasonable attorneys’ fees) arising by reason of their acts or failure to act concerning this Plan, except where such acts or failure to act involves any willful misconduct or gross negligence.

12.10 Resignation and Removal

Any member of the Administrative Committee may resign by giving 30 days written notice to the Chief Executive Officer of the Corporation and secretary of the Administrative Committee. Any member of the Administrative Committee may be removed by the Chief Executive Officer and such removal shall be effective at such time as is provided in the written notice from the Chief Executive Officer. Vacancies in the Administrative Committee arising by resignation, removal, death or otherwise will be filled by the Chief

Executive Officer. The Administrative Committee shall remain fully operative pending the filling of any vacancy, and the remaining members of the Administrative Committee shall retain the authority necessary to carry out their duties under the Plan.

12.11 Disqualification

Neither the Plan Manager nor any member of the Administrative Committee shall participate in the consideration of any matter or question under the Plan that specifically relates to the Plan Manager or Administrative Committee member or to any other persons entitled to benefit payments because of such Plan Manager’s or Administrative Committee member’s participation under the Plan.

12.12 Claims Procedure

(a) Claim for Benefits

A claim for benefits is a request for a Plan benefit or benefits submitted by a claimant in writing to the Plan Manager.

(b) Timing of Notification of Benefit Determination

The Plan Manager shall notify the claimant of an adverse benefit determination within a reasonable period of time, but not later than 90 days after receipt of the claim by the Plan, unless the Plan Manager determines that special circumstances require an extension of time for processing the claim. If the Plan Manager determines that an extension of time for processing is required, written notice of the extension shall be furnished to the claimant within the initial 90-day period. In no event shall such extension exceed a period of 90 days from the end of such initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan expects to render the benefit determination.

The period of time within which a benefit determination is required to be made shall begin at the time a claim is filed in accordance with Plan procedures, without regard to whether all the information necessary to make a benefit determination accompanies the filing.

(c) Manner and Content of Benefit Determinations

The Plan Manager shall provide a claimant with written or electronic notification of any adverse benefit determination. The notification shall set forth, in a manner calculated to be understood by the claimant: (i) the specific reason or reasons for the adverse determination; (ii) reference to the specific Plan provisions on which the determination is based; (iii) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and (iv) a description of the Plan’s review procedures and the time limits applicable to such procedures, including a statement of the claimant’s right to bring a civil action under section 502(a) of ERISA following an adverse benefit determination on review.

(d) Appeal of Adverse Benefit Determination

A claimant may submit a request for review of an adverse benefit determination to the Administrative Committee. In order to provide a claimant with the opportunity for a full and fair review of a claim and adverse benefit determination: (i) a claimant has at least 60 days following receipt of a notification of an adverse benefit determination within which to appeal the determination; (ii) a claimant may submit written comments, documents, records and other information relating to the claim for benefits; (iii) a claimant shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claimant’s claim for benefits; and (iv) the review will take into account all comments, documents, records and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

(e) Timing of Notification of Benefit Determination on Review

The Administrative Committee shall notify a claimant of the Plan’s benefit determination on review within a reasonable period of time, but not later than 60 days after receipt of the claimant’s request for review by the Plan, unless the Committee determines that special circumstances (such as the need to hold a hearing) require an extension of time for processing the claim. If the Committee determines that an extension of time for processing is required, written notice of the extension shall be furnished to the claimant prior to the termination of the initial 60-day period. In no event shall such extension exceed a period of 60 days from the end of the initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan expects to render the determination on review.

The period of time within which a benefit determination on review is required to be made shall begin at the time an appeal is filed in accordance with the Plan procedures, without regard to whether all the information necessary to make a benefit determination on review accompanies the filing.

(f) Manner and Content of Notification of Benefit Determination on Review

The Administrative Committee shall provide a claimant with written or electronic notification of a Plan’s benefit determination on review. In the case of an adverse benefit determination, the notification shall set forth, in a manner calculated to be understood by the claimant: (i) the specific reason or reasons for the adverse determination; (ii) reference to the specific Plan provisions on which the benefit determination is based; (iii) a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits; and (iv) a statement of the claimant’s right to bring an action under section 502(a) of ERISA.

In the case of an adverse benefit determination on review, the Plan Administrator shall provide such access to, and copies of, documents, records, and other information described above, as appropriate.

(g) Exhaustion of Remedies; Waiver

No legal action with respect to a claim for benefits under the Plan shall be instituted unless the claimant shall have first exhausted the claims procedure set forth in this Section 12.12, except as provided in Section 12.12(h) below. If a Participant or Beneficiary fails to file a claim or request for review in the manner specified herein, such claim or request shall be waiver, and the Participant or Beneficiary will be barred from reasserting the claim.

(h) Failure of Plan to Follow Claims Procedures

In the case of the failure of the Plan to follow the claims procedures, the claimant shall be deemed to have exhausted the administrative remedies under the Plan and shall be entitled to pursue any available remedies under section 502(a) of ERISA.

ARTICLE XIII

PARTICIPATING EMPLOYERS

13.1 Adoption of Plan by Participating Employers

The Corporation may from time to time consent to the participation in this Plan and in the Trust by any of its subsidiaries or affiliates. The Corporation may require, as a condition of the joining of the Plan by any such entity, that such entity take such action as is necessary to consolidate with the Trust Fund the funds applicable to any tax-qualified defined contribution plan which such entity maintains, and to that end may adopt a supplement or supplements to this Plan setting forth special rules as to the interests of persons covered by such other plan.

13.2 Actions by Subsidiaries or Affiliates

Any such subsidiary or affiliate so participating hereunder shall become a party to the Plan and to the Trust and become a Participating Employer hereunder when the Board approves such participation. Any such Participating Employer shall contribute its allocable share to the cost of maintaining and administering the Plan so long as it remains a party to the Plan and Trust.

13.3 Corporation Amends on Behalf of All Employers

The Corporation shall have the right to amend the Plan and Trust on behalf of all Employers.

13.4 Any Employer May Terminate

The right is reserved by each Employer to terminate the Plan with respect to Participants who are employed by it. In the event the Plan should terminate with respect to one Employer hereunder, the Administrative Committee shall cause an accounting to be made as to the portion of the Trust Fund applicable to Participants who are employed by the Employer terminating its participation. The portion so determined shall be allocated to such Participants of the terminating Employer and those deriving benefits through such Participants.

ARTICLE XIV

AMENDMENT, MERGER AND TERMINATION

14.1 Amendment

The Corporation, acting through its Board or a delegate of the Board, reserves the right at any time and from time to time, to modify or amend in whole or in part, any or all of the provisions of the Plan, and to give such amendment retroactive or prospective effect, including amendments adjusting Participants’ Accounts to comply with subsequent changes in the applicable law and regulations in order to retain the approval of this Plan by the Internal Revenue Service as a qualified profit sharing plan. Such amendments or modifications may and shall be retroactive to such date as may be necessary to accomplish their intended purpose. Also, no modification or amendment shall make it possible for any part of the corpus or income of the Trust Fund (other than such part as is required to pay taxes and administration expenses) to be used for, or diverted to, purposes other than for the exclusive benefit of Participants or their Beneficiaries. No amendment which affects the rights, duties, or responsibilities of the Trustee may be made without the Trustee’s written consent. No amendment to the Plan shall decrease a Participant’s accrued benefit.

14.2 Merger and Consolidation of Plan; Transfer of Plan Assets

In the event of any merger or consolidation with or transfer of assets and liabilities to any other Plan, provision shall be made so that the benefit payable to each Participant in the Plan as if the Plan were terminated immediately after such action, would be equal to, or greater than, the benefit that the Participant would have been entitled to receive if the Plan had been terminated immediately prior to such action. In the event of a corporate transaction which results in the merger of all or a portion of the Plan assets, the Administrative Committee may, in its sole discretion, establish such rules and procedures it deems necessary to effectuate such merger or transfer. This may include but is not limited to giving the Participant the option of liquidating into cash all or a portion of the Corporation Stock in the Participant’s Account prior to such merger or transfer.

14.3 Discontinuance of Contributions and Termination of Plan

Any Employer shall have the right at any time to discontinue its contributions hereunder, and withdraw from further participation in the Plan. The Corporation acting through the Board shall have the right at any time to completely discontinue further contributions hereunder and to terminate the Plan by delivering to the Trustee and the Administrative Committee written notice of such discontinuance or termination. Any such suspension of contributions shall not constitute a discontinuance of the Plan. If, however, the Internal Revenue Service determines that any prolonged suspension has ripened into a discontinuance of contributions, the discontinuance shall be effective no later than the closing day of the fiscal year following the last year a substantial contribution was made.

ARTICLE XV

MISCELLANEOUS

15.1 Exclusive Benefit of Participants and Beneficiaries

(a) General Rule

All assets of the Trust shall be retained for the exclusive benefit of Participants, former Participants, and their Beneficiaries, and shall be used only to pay benefits to such persons or to pay the fees and expenses of the Trust. The assets of the Trust shall not revert to the benefit of the Employer, except as otherwise specifically provided in Section 15.1(b).

(b) Conditions on Contributions

To the extent permitted or required by ERISA and the Code, contributions to the Trust under this Plan are subject to the following conditions:

(1) If a contribution or any part thereof is made to the Trust by the Employer under a mistake of fact, such contribution or part thereof may be returned to the Employer within one year after the date the contribution was made.

(2) Contributions to the Trust are specifically conditioned on the original and continuing qualification of the Plan under Section 401 of the Code, and in the event the Plan is determined not to meet the qualification requirements of Section 401 of the Code, contributions made in respect of any period for which such requirements are not met shall be returned to the Employer, provided the Employer requests the return within one year after the Plan is determined not to meet such requirements.

(3) Contributions to the Trust are specifically conditioned on their deductibility under Section 404 of the Code, and to the extent a deduction is disallowed for any such contribution, the amount determined pursuant to the following paragraph may be returned to the Employer, provided the Employer requests the return within one year after the date of the disallowance of the deduction.

(4) The return of a contribution to an Employer pursuant to subparagraphs (1) or (3) of Section 15.1(b) above must satisfy each of the following conditions:

(A) The amount of such contribution which may be so returned shall not be greater than the excess of the amount contributed over the amount that would have been contributed had there been no mistake in determining the deduction or had there been no mistake of fact, as the case may be.

(B) The amount of such contribution which may be so returned shall not be increased by earnings attributable to the investment or reinvestment of such contribution in the Trust, but shall be reduced by losses attributable to the investment or reinvestment of such contribution in the Trust.

(C) The return of such contribution shall not reduce the balance in any Participant’s Account to less than the balance which would have been in that Account if the returned contribution had not been contributed.

15.2 Employment Rights

Neither the establishment of the Plan and the Trust hereby created nor any modification thereof, nor the creation of any fund or account, nor the payment of any benefits shall be construed as giving any Participant or Beneficiary any legal or equitable right against any Employer or the Trustee except as expressly herein provided, or as may be conferred upon the Participant or Beneficiary expressly by statute; nor, similarly, shall such establishment be deemed to give any Participant any right to inspect any of the books, Accounts, records or balance sheets of any Employer or all of them. In no event shall the terms of this Plan be interpreted as giving any Employee the right to be retained in the service of the Employer, and all Employees shall remain subject to discharge to the same extent as if this Plan had never been executed.

15.3 Spendthrift Clause

Except as otherwise provided in Article X regarding Plan loans, the interests of Participants and their Beneficiaries under the Plan are not in any way subject to their debts or other obligations and may not be voluntarily or involuntarily sold, transferred, alienated or assigned, except to the extent permitted by law.

Notwithstanding the preceding sentence, the Plan will recognize any qualified domestic relations order as defined in

Section 414(p) of the Code and Section 206(d)(3)(B) of ERISA. The Administrative Committee will follow the procedures set forth in those Sections for determining the qualified status of a domestic relations order and will establish such other practices and procedures as may be administratively necessary to comply with such order. The Administrative Committee may authorize an immediate distribution to an alternate payee under a qualified domestic relations order even if the Participant could not have been entitled to such an immediate distribution.

15.4 Employer’s Successor

In the event of the merger or consolidation of the Employer or other circumstances whereby a successor entity shall continue to carry on all or a substantial part of its business, and such successor shall elect to carry on the provisions of the Plan as herein provided, such successor shall be substituted upon the filing in writing of its election to do so with the Trustee and approval of such election by the Board.

15.5 Legal Actions

In any action or proceeding involving any assets constituting part or all of the Trust, or the administration thereof, the Corporation, the Administrative Committee, and the Trustee shall be the only necessary parties and no Participants or Beneficiaries or any other persons having or claiming to have an interest in the Trust Fund or under the Plan shall be entitled to any notice of process.

15.6 Power to Interplead

In any action either at law or equity involving a Participant and the Participant’s interest under the Plan or its operation, but in which the Trustee or the Employer are not directly a party litigant or necessary party, upon court approval or order, the Employer may direct the Trustee to pay over to any court or those persons designated by the court all sums or property subject to such litigation. Upon such payment neither the Trustee nor the Employer shall be liable or accountable for such payment.

15.7 Unclaimed Amounts

It shall be the sole duty and responsibility of a retired or terminated Participant or a Beneficiary to keep the Trustee and the Employer apprised of that person’s whereabouts and current address. If any benefit to be paid under this Plan cannot be distributed because of the Employer’s and Trustee’s inability, after a reasonable search, to locate a particular Participant or Beneficiary legally entitled to such benefit, it shall remain in the Plan and shall be invested in such Investment Fund as the Administrative Committee or the Plan Manager may designate from time to time. The unclaimed amount shall be subject to such other distribution as may be required or permitted by law.

15.8 Construction of Plan

This Plan shall be construed and administered according to the laws of the Commonwealth of Pennsylvania, to the extent not preempted by federal law. Whenever any words are used herein in the masculine gender, they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and whenever any words are used herein in the singular form, they shall be construed as though they were also used in the plural form in all cases where they would so apply. Headings of Articles and Sections of this instrument are inserted for convenience of reference. They constitute no part of the Plan and are not to be considered in the construction hereof.

15.9 USERRA and Code Section 414(u) Compliance

Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code Section 414(u). In addition, loan repayments will be suspended under this Plan as permitted under Code Section 414(u).

ARTICLE XVI

TOP HEAVY PROVISIONS

16.1 Definitions of Terms Used in This Article XVI

The following word or phrases as used herein shall have the following meanings, unless a different meaning clearly is required by the context. Otherwise, capitalized terms used in this Article XVI have the meanings assigned them in Article I.

(a) “Aggregation Group” means the Mandatory Aggregation Group unless the Permissive Aggregation Group is elected by the Corporation, in which case it shall mean the Permissive Aggregation Group.

(b) “Determination Date” means the last day of the Plan Year. The Determination Date also is the valuation date for purposes of this Article XVI, as the last day of the Plan Year is the most recent valuation date within a 12-month period ending on the Determination Date.

(c) “Key Employee” means an employee who, at any time during the Plan Year or any of the four preceding Plan Years is:

(1) an officer of the Corporation or a Related Entity having annual compensation greater than 50 percent of the amount sin effect under Code Section 415(b)(1)(A) for such Plan Year. The number and identity of persons to be considered officers in any Plan Year shall be determined by the Administrative Committee pursuant to the provisions of Code Section 416(i) and the Treasury Regulations thereunder;

(2) one of the ten employees having annual compensation of more than the limitation in effect under Code Section 415(c)(1)(A) for such Plan Year and owning (or considered as owning within the meaning of Code Section 318) the largest interests in the Corporation and all Related Entities (aggregated);

(3) a five percent owner of the Corporation; or

(4) a one percent owner of the Corporation having annual compensation of more than $150,000.

(d) “Key Employee Ratio” means the ratio for any Plan Year calculated as of the Determination Date with respect to such Plan Year, determined by dividing the amount described in subparagraph (1) of this Section by the amount described in subparagraph (2) of this Section.

(1) The amount described in this subparagraph (1) is the excess of the sum of subparagraphs (A) through (C) over subparagraph (D).

(A) The aggregate of the present value of all accrued benefits of Key Employees under all qualified defined benefit plans included in the Aggregation Group.

(B) The aggregate of the balances in all of the accounts standing to the credit of Key Employees under all qualified defined contribution plans included in the Aggregation Group.

(C) The aggregate amount distributed from all qualified plans in such Aggregation Group to or on behalf of any Key Employee during the period of five Plan Years ending on the Determination Date.

(D) Any rollover contributions (or similar transfers) to the Plan initiated by any Key Employee and made after December 31, 1983.

(2) The amount described in this subparagraph (2) is the excess of the sum of subparagraphs (A) through (C) over subparagraph (D).

(A) The aggregate of the present value of all accrued benefits of all Participants under all qualified defined benefit plans included in the Aggregation Group.

(B) The aggregate of the balances in all of the accounts standing to the credit of all Participants under all qualified defined contribution plans included in the Aggregation Group.

(C) The aggregate amount distributed from all plans in such Aggregation Group to or on behalf of any Participant during the period of five Plan Years ending on the Determination Date.

(D) All rollover contributions (or similar transfers) to a plan initiated by any Participant and made after December 31, 1983, and any amount on account of a person who is a Non-key Employee for a Plan Year but for a prior Plan Year was a Key Employee of the Employer.

(e) “Mandatory Aggregation Group” means the group of qualified plans sponsored by the Corporation or by a Related Entity formed by including in such group (i) all such plans in which a Key Employee is a Participant and (ii) all such plans which enable any plan described in clause (i) to meet the requirements of Code Sections 401(a)(4) and 410.

(f) “Non-key Employee” means any person who is employed by the Corporation or a Related Entity, but who is not a Key Employee as to that Plan Year.

(g) “Permissive Aggregation Group” means the group of qualified plans sponsored by the Corporation or by a Related Entity formed by including in such group (i) all plans in the Mandatory Aggregation Group and (ii) such other qualified plans sponsored by the Corporation or a Related Entity as the Corporation elects to include in such group, as long as the group, including those plans electively included, continues to meet the requirements of Code Sections 401(a)(4) and 410.

(h) “Compensation” as used in this Article XVI means an employee’s W-2 compensation for the calendar year that ends within the applicable Plan Year. However, for purposes of determining whether an employee is a Key Employee, the compensation to be used is W-2 compensation but including Employer contributions made pursuant to a salary reduction arrangement.

16.2 Determination of Top Heavy and Super Top Heavy Status

This Plan shall be deemed “top heavy” as to any Plan Year if, as of the last day of the preceding Plan Year, any of the following conditions are met:

(a) The Plan is not part of an Aggregation Group and the Key Employee Ratio under the Plan exceeds 60 percent.

(b) The Plan is part of an Aggregation Group, there is no Permissive Aggregation Group of which the Plan is a part, and the Key Employee Ratio of the Mandatory Aggregation Group of which the Plan is a part exceeds 60 percent.

(c) The Plan is part of an Aggregation Group, there is a Permissive Aggregation Group of which the Plan is a part, and the Key Employee Ratio of the Permissive Aggregation Group of which the Plan is a part exceeds 60 percent.

16.3 Right to Participate in Allocation of Employer’s Contributions

(a) General Rule

Notwithstanding any provision of this Plan to the contrary, any person who was eligible to be a Participant at any time during a Plan Year in which this Plan was top heavy shall share in the allocation provided for in Article III of this Plan for such Plan Year if that person remained in the employ of the Corporation or a Related Entity through the end of the Plan Year with respect to which such allocation applies.

(b) Exceptions to the General Rule

The provisions of Section 16.3(a) above shall not apply to any Participant for a Plan Year if, with respect to that Plan Year:

(1) such Participant was an active participant in a qualified defined benefit pension plan sponsored by the Corporation or by a Related Entity under which plan the Participant’s accrued benefit is not less than the minimum accrued pension benefit that would be required under Section 416(c)(1) of the Code, treating such defined benefit pension plan as a top heavy and treating all such defined benefit pension plans as top heavy and treating all such defined benefit pension plans as constitute an Aggregation Group as a single plan; or

(2) such Participant was an active participant in a qualified defined contribution plan sponsored by the Corporation or by a Related Entity under which plan the amount of the Employer’s contribution allocable to the Account of the Participant for the accrual computation period of such plan ending with or within the Plan Year, exclusive of amounts by which the Participant’s compensation was reduced pursuant to a salary reduction agreement or similar arrangement, is not less than the contribution allocation that would be required under Code Section 416(c)(2) under this Plan.

16.4 Minimum Employer Contribution Allocation

The allocation made under Article III of this Plan to the Account of each Participant who is a Non-key Employee for any Plan Year including a Plan Year in which this Plan is top heavy Plan or a super top heavy Plan shall be not less than the lesser of (i) three percent of the annual compensation of each such Participant for such Plan Year or (ii) the percentage of annual compensation so allocated under Article III (together with amounts so allocated as a result of a cash or deferred election) to the Account of the Key Employee for whom such percentage is the highest for such Plan Year.

If any person who is a Participant in the Plan is a participant under any top heavy defined benefit pension plan qualified under Section 401(a) of the Code sponsored by the Corporation or a Related Entity, there shall be substituted “five percent” for “three percent” in this Section 16.4 of Article XVI.

For the purposes of determining whether or not the provisions of this Section 16.4 have been satisfied, (i) contributions or benefits under Chapter 2 of the Code (relating to tax on self-employment income), Chapter 21 of the Code (relating to Federal Insurance Contributions Act), Title II of the Social Security Act, or any other federal or state law are disregarded, (ii) all defined contribution plans in the Aggregation Group shall be treated as a single plan and (iii) contributions allocable to the Account of the Participant under any other qualified defined contribution plan that is part of the Aggregation Group shall be deemed to be contributions made under this Plan, and, to the extent thereof, no duplication of such contributions shall be required hereunder solely by reason of this Section 16.4.

This Section 16.4 shall not apply in any Plan Year in which the Plan is part of an Aggregation Group containing a defined benefit pension plan (or a combination of such defined benefit pension plans) if the Plan enables a defined benefit pension plan required to be included in such Aggregation Group to satisfy the requirements of either Section 401(a)(4) or 410 of the Code.

16.5 Modification of Top Heavy Rules

The top heavy requirements of Section 416 of the Code and of Article XVI of the Plan shall not apply in any year in which the Plan consists solely of a cash or deferred arrangement that meets the requirements of Section 401(k)(12) of the Code and matching contributions with respect to which the requirements of Section 401(m)(11) of the Code are met.

ARTICLE XVII

EMPLOYEE STOCK OWNERSHIP PLAN

17.1 Definitions of Terms Used in This Article XVII

The following word or phrases as used herein shall have the following meanings, unless a different meaning clearly is required by the context. Otherwise, capitalized terms used in this Article XVI have the meanings assigned to them in Article I.

(a) “ESOP” means and is designated as the part of the Plan through which Employer Matching Contributions in Corporation Stock shall be made and any part of the Plan invested at any time in Corporation Stock.

(b) “Loan” means any loan to the Trustee made or guaranteed by a disqualified person (within the meaning of Section 4975(e)(2) of the Code) for the purpose of permitting the Trustee to finance or refinance the purchase of Corporation Stock, including, but not limited to, a direct loan or cash, a purchase-money transaction, an assumption of an obligation of the Trustee, an unsecured guarantee or the use of assets of a disqualified person (within the meaning of Section 4975(e)(2) of the Code) as collateral for a loan.

(c) “Participating Employer Contribution” means a contribution of Corporation Stock or cash by a Participating Employer to the ESOP.

17.2 Effective Date of ESOP

The effective date of the ESOP created by this Article XVII is July 1, 2004.

17.3 Participating Employer Contributions

(a) Timing of Participating Employer Contributions

Each Participating Employer may make discretionary Participating Employer Contributions to the ESOP in cash or Corporation Stock at such times and in such amounts as the board of directors of each Participating Employer shall determine.

In the event that a Loan is made to the Trustee, each Participating Employer shall make Participating Employer Contributions to the ESOP in cash in such amounts and at such times as will enable the Trustee to pay principal and/or interest on any such Loans as they are due, but only to the extent the principal and interest on any such Loan is not paid by means of a dividend on Corporation Stock held as collateral for such Loan.

(b) Deductibility

All Participating Employer Contributions to the Trust are conditioned on the deductibility of such contributions, and no Participating Employer Contribution shall be made in excess of the maximum amount allowable as a deduction for federal income tax purposes.

(c) Participating Employer Loan to ESOP

In the event that deductible Participating Employer Contributions are insufficient to enable the Trustee to pay principal and interest on such Loan as it is due and not paid by means of a dividend on Corporation Stock held as collateral for such Loan, then upon the Trustee’s request the Participating Employer shall make a Loan to the ESOP, as described in Treasury Regulation Section 54.4975-7(b)(4)(iii), in sufficient amounts to meet such principal and interest payments. The new Loan shall also meet all requirements of an “exempt loan” within the meaning of Treasury Regulation Section 54.4975-7(b)(1)(iii). Corporation Stock released from the pledge of the prior Loan as a result of the payment of principal and interest with the proceeds of a new Loan shall be pledged as collateral to secure the new Loan. Such Corporation Stock will be released from this new pledge and allocated to the Accounts of the Participants in accordance with applicable provisions of the ESOP.

17.4 Participant Contributions

No Participant shall be required or permitted to make contributions to the ESOP.

17.5 Investment of ESOP Assets

Assets held under the ESOP will be invested in Corporation Stock , subject to the special election for Participants attaining age 50 contained in Section 6.1 of the Plan.

17.6 Purchases of Corporation Stock

All purchases of Corporation Stock by the Trustee will be made at a price that does not exceed the fair market value of such Corporation Stock. The determination of fair market value of Corporation Stock for all purposes under the Plan shall be made by the Trustee based upon (i) the public sale price on the New York Stock Exchange at the time of purchase or (ii) if the purchase occurs at a time when the New York Stock Exchange is closed, the closing price on the New York Stock Exchange on the prior trading day.

17.7 Sales of Corporation Stock

The Trustee may sell or resell shares of Corporation Stock to any person, including the Corporation, provided that such sales will be made at not less than the fair market value as determined under Section 17.6, and no commission will be charged. Any such sale shall be made in conformance with Section 408(e) of ERISA. All sales proceeds of allocated Corporation Stock will be credited to the Accounts of the Participants on whose behalf such sales were made and shall be distributed in accordance with this Plan.

17.8 Exempt Loans

(a) Terms of Loans

Any Loan obtained by the Trustee shall meet all requirements necessary to constitute an “exempt loan” within the meaning of Treasury Regulation Section 54.4975-7(b)(7) and shall be used primarily for the benefit of the Participants and their Beneficiaries. The proceeds of any Loan shall be used, within a reasonable time after the Loan is obtained, only to purchase Corporation Stock , repay the Loan and/or repay any prior Loan. The number of years to maturity under the Loan must be definitely ascertainable at all times. Any Loan shall provide for no more than a reasonable rate of interest, as determined under Treasury Regulation Section 54.4975-7(b)(7). Any Loan must be without recourse against the ESOP assets other than Corporation Stock acquired with the proceeds of the Loan and shares of Corporation Stock that were used as collateral on a prior Loan repaid with the proceeds of the current Loan.

(b) Release of Pledged Stock from Suspense Account

The Corporation Stock pledged under Section 17.8(a) above, shall be placed in a suspense account. Shares so pledged may be released monthly in advance of actual payment on the Loan; provided, however, that in no event will the release of shares for a Plan Year be (i) less than the amount provided under the general rule or special rule below, as the case may be, or (ii) in an amount in excess of the Participating Employers’ Matching Contributions.

Except as provided in subparagraph (3) of this Section 17.8(b), once the Administrative Committee has selected either the general rule or special rule, that rule shall be used exclusively for the release of pledged shares of Corporation Stock acquired with the proceeds of that particular Loan.

(1) General Rule

For each Plan Year during the duration of the Loan, the Administrative Committee shall withdraw from the suspense account a number of shares of Corporation Stock equal to the total number of shares held in the suspense account immediately prior to the withdrawal multiplied by a fraction (i) the numerator of which is the amount of principal and interest paid for the Plan Year and (ii) the denominator of which is the sum of the numerator plus the principal and interest to be paid for all future years.

(2) Special Rule

(A) For each Plan Year, the Administrative Committee shall withdraw from the suspense account a number of shares of Corporation Stock equal to the total number of such shares held in the suspense account immediately prior to the withdrawal multiplied by a fraction (i) the numerator of which is the amount of principal paid for the Plan Year and (ii) the denominator of which is the sum of the numerator plus the principal to be paid for all future Plan Years.

(B) The Administrative Committee may select the special rule only if (I) the Loan provides for annual payments of principal and interest at a cumulative rate that is not less rapid at any time than level annual payments of such amounts for ten years, (II) the interest included in any payment is disregarded only to the extent that it would be determined to be interest under standard loan amortization tables and (III) by reason of a renewal, extension or refinancing, the sum of the expired duration of the original Loan, any renewal period, any extension period and the duration of any new Loan does not exceed ten years.

(3) In determining the number of shares to be released for any Plan Year under either the general rule or special rule:

(A) the number of future years under the Loan must be definitely ascertainable and must be determined without taking into account any possible extensions or renewal periods;

(B) if the Loan provides for a variable interest rate, the interest to be paid for all future Plan Years must be computed by using the interest rate applicable as of the end of the Plan Year for which the determination is being made; and

(C) if the Corporation Stock allocated to the suspense account includes more than one class of shares, the number of shares of each class to be withdrawn for a Plan Year from the suspense account must be determined by applying the applicable fraction provided for above to each such class.

(b) Payments of Principal and Interest

Payments of principal and interest on any such Loan during a Plan Year shall be made by the Trustee only from (i) any dividends attributable to Corporation Stock given as collateral for a Loan, (ii) Participating Employer Contributions and earnings from such Participating Employer Contributions made to the ESOP to meet the Plan’s obligation under a Loan and (iii) the proceeds of a subsequent Loan made to repay a prior Loan. Such Participating Employer Contributions and earnings must be accounted for separately by the Plan until the Loan is repaid.

(c) Restriction on ESOP Shares

Notwithstanding any amendment to or termination of the ESOP which causes it to cease to qualify as a leveraged employee stock ownership plan within the meaning of Section 4975(e)(7) of the Code, no share of Corporation Stock acquired with the proceeds of a Loan obtained by the Trust to purchase Corporation Stock may be subject to a put, call, or other option, or buy-sell or similar arrangement while such shares are held by and when distributed from the ESOP.

17.9 Allocations to Participants’ Accounts

(a) Corporation Stock

The Employer Matching Contribution Account maintained for each Participant will be credited with the Participant’s allocated share as determined under Section 17.10 of Corporation Stock (including fractional shares) purchased and paid for by the ESOP or contributed in kind to the ESOP and with any dividends on Corporation Stock allocated to the Participant’s Employer Matching Contribution Account, except as described in Section 7.14. Corporation Stock acquired by the Trustee with the proceeds of a Loan shall be allocated in accordance with Section 17.10 to the Matching Contribution Accounts of Participants as the Corporation Stock is released from suspense accounts as provided in Section 17.8(b); provided, however, that no portion of the ESOP assets attributable to (or allocable in lieu of) Corporation Stock acquired in a sale to which Code Sections 1042 or 2057 apply may be allocated to the Accounts of any Participant who owns (after application of Code Section 318(a) without regard to the employee trust exception contained in Code Section 318(a)(2)(B)(i)) more than 25 percent of the voting control or value of any class of stock of any Related Entity at any time during the one-year period ending on the date of such sale or on the date when the allocation of such Corporation Stock otherwise would occur.

In addition, during the “nonallocation period,” no portion of the ESOP assets attributable to (or allocable in lieu of) Corporation Stock so acquired may be allocated to the Accounts of (i) the selling shareholder or (ii) any individual who is “related” (within the meaning of Code section 267(b)) to the selling shareholder. The “nonallocation period” is the ten year period beginning on the later of (a) the date of such sale or (b) the date of the allocation of Corporation Stock so acquired attributable to the final payment of a Loan, the proceeds of which were used to purchase such Corporation Stock.

(b) Dividends

If dividends paid on shares of Corporation Stock are used to make a Loan payment, shares released from the suspense account as provided in Section 17.8(b) shall be allocated to Participants’ Employer Matching Contribution Accounts in accordance with the provisions of Section 17.10(b). Dividends paid on shares of Corporation Stock that are not used to make a Loan payment shall be allocated to Participants’ Employer Matching Contribution Accounts in the same manner as Participating Employer Contributions are allocated under provisions of Section 17.10(a), except as described in Section 7.14.

17.10 Allocable Shares

(a) Corporation Stock

Participating Employer Contributions that are not used to pay principal and interest on a Loan first shall be allocated to a Participant’s Employer Matching Contribution Account to the extent necessary to fund the Employer Matching Contribution required pursuant to Section 3.5 of the Plan. To the extent that any additional Participating Employer Contributions remain unallocated in excess of the amount necessary to fund the Employer Matching Contribution required pursuant to Section 3.5 of the Plan, the Employer Matching Contribution shall be increased in increments of .01 a percentage point until the Participating Employer Contribution is completely allocated among Participants’ Employer Matching Contribution Accounts.

Corporation Stock acquired with the proceeds of a Loan and released from the suspense account as a result of a Participating Employer Contribution used to pay principal or interest on such Loan shall be allocated to a Participant’s Employer Matching Contribution Account based on the amount of Employer Matching Contribution to be made under Section 3.5 of the Plan.

(b) Dividends

For purposes of subsection 17.9(b), if dividends paid on shares of Corporation Stock that have not been allocated to a Participant’s Account are used to make a Loan payment, shares released from the suspense account as provided in Subsection 17.8(b) shall be allocated to a Participant’s Employer Matching Contribution Account in the same manner as Participating Employer Contributions as set forth in subsection 17.10(a) above. For purposes of subsection 17.9(b), if dividends paid on shares of Corporation Stock which have been allocated to a Participant’s Account are used to make a Loan payment, shares released from the suspense account as provided in subsection 17.8(b) shall be treated as earnings on the Participant’s Employer Matching Contributions and shall be allocated to a Participant’s Employer Matching Contribution Account in the same manner as any other earnings on the Participant’s Employer Matching Contributions.

Notwithstanding any provision to the contrary, the fair market value of the Corporation Stock allocated to a Participant’s Employer Matching Contribution Account with respect to dividends paid on Corporation Stock allocated to such Account may not be less than the amount of dividends which otherwise would have been allocated.

17.11 Accounting for Allocations

The Administrative Committee shall adopt accounting procedures for the purpose of making the allocations, valuations, and adjustments to Participants’ Employer Matching Contribution Accounts provided for in this Article. Except as provided in Treasury Regulation Section 54.4975-11, Corporation Stock acquired by the Plan shall be accounted for as provided under Treasury Regulation Section 1.402(a)-1(b)(2)(ii), allocations of Corporation Stock shall be made separately, and the Administrative Committee shall maintain adequate records of the cost basis of all shares of Corporation Stock allocated to each Participant’s Employer Matching Contribution Account and furnish such information to the Trustee regarding the same as may be necessary to allow the Trustee to perform its duties under this Section 17.11 upon the written request of the Trustee. From time to time, the Administrative Committee may modify the accounting procedures for the purpose of achieving equitable and nondiscriminatory allocations among the Employer Matching Contribution Accounts of Participants in accordance with the general concepts of the Plan and the provisions of this Section.

17.12 Form of Distribution

The distribution in kind of a Participant’s Employer Matching Contribution Account as provided in Section 8.5 is conditioned upon the availability of ESOP assets that are sufficiently liquid to effectuate such distribution without jeopardizing the financial position of the ESOP and taking into account debt service requirements of any Loan then outstanding.

17.13 Voting Corporation Stock

The Trustees shall vote any full and partial shares of Corporation Stock credited to a Participant’s Account in accordance with the direction of such Participant. Such direction must be made in the manner prescribed by the Plan Manager. Any shares for which the Trustees do not receive instruction (including unallocated shares) shall be voted by the Trustees in the exercise of their sole discretion. When Participants or Beneficiaries are entitled to direct the manner in which voting rights of allocated Corporation Stock are to be exercised, the Corporation shall furnish the Trustee and the Participant or Beneficiary with a notice or information statement which complies with applicable law and the Corporation’s charter and by-laws as applicable to security holders in general.

17.14 Dividend Election

In accordance with Section 622 of the Economic Growth Tax Relief and Reconciliation Act of 2001 (EGTRRA) and IRS Notice 2002-2, a Participant may make an annual election in accordance with procedures established by the Plan Manager to either (i) receive in cash any dividends paid on Corporation Stock held by the ESOP or (ii) have those dividends reinvested in shares of Corporation Stock to be held in the Participant’s Account. A Participant who does not make an affirmative election to receive dividends in cash will be deemed to have chosen to have those dividends reinvested. Once a Participant elects to receive dividends in cash, the Participant will be deemed to have chosen to continue to do so until the Participant changes the election during a subsequent annual enrollment period.

If a Participant takes a hardship withdrawal under Section 9.2 of the Plan, the participant will be required to receive dividends in cash for six months following receipt of the hardship withdrawal.

A dividend election under the ISP by a Participant whose ISP account balance is transferred to this Plan also will be transferred to and be effective under this Plan.

IN WITNESS WHEREOF, this amended and restated Plan is executed and adopted by The PNC Financial Services Group, Inc., by its duly authorized officer, this 16th day of December, 2004.

/s/ William E. Rosner
William E. Rosner
Senior Vice President and Chief Human Resources Officer

ANNEX I

PAY CODES

ANNEX II

PARTICIPATING EMPLOYERS

ADVISORport

PFPC Trust Co.

PFPC Distributors, Inc.